Exhibit 4.2

CAL FUNDING III LIMITED
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Indenture Trustee

SERIES 2017-1 SUPPLEMENT

DATED AS OF JULY 6, 2017

TO

INDENTURE

DATED AS OF JULY 6, 2017

FIXED RATE ASSET-BACKED NOTES, SERIES 2017-1,
CLASS A NOTES AND CLASS B NOTES

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TABLE OF CONTENTS
 (continued)

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TABLE OF CONTENTS
 (continued)

Page

EXHIBITS
Exhibit	Description

EXHIBIT A-1	Form of 144A Book-Entry Note

EXHIBIT A-2	Form of Regulation S Temporary Book-Entry Note

EXHIBIT A-3	Form of Unrestricted Book-Entry Note

EXHIBIT A-4	Form of Note Issued to Institutional Accredited Investors

EXHIBIT B	Form of Certificate to be Given by Series 2017-1 Noteholders

EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream

EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Interest In a Regulation S Temporary Book-Entry Note

EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Book-Entry Note to Regulations S Book-Entry Note

EXHIBIT F	Form of Initial Purchaser Exchange Instructions

SCHEDULES
Schedules	Description

Schedule I	Minimum Targeted Principal Balances

Schedule II	Scheduled Targeted Principal Balances

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SERIES 2017-1 SUPPLEMENT, dated as of July 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Supplement”), between CAL FUNDING III LIMITED, an exempted company with limited liability incorporated in Bermuda (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to the Indenture, dated as of July 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and the Indenture Trustee, the Issuer may from time to time issue any one or more Series of Notes. The Principal Terms of any Series of Notes are to be set forth in a Supplement to the Indenture; and

WHEREAS, the Issuer wishes to create a new Series of Notes that will be designated as the Series 2017-1 Notes and this Supplement shall specify the Principal Terms of such Series 2017-1 Notes.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions; Calculation Guidelines

Section 101.          Definitions.  (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“144A Book-Entry Notes”.  The 144A Book-Entry Notes substantially in the form of Exhibit A-1 hereto.

“Aggregate Class A Note Principal Balance”.  As of any date of determination, an amount equal to the sum of the Class A Note Principal Balances of all Class A Notes then Outstanding.

“Aggregate Class B Note Principal Balance”.  As of any date of determination, an amount equal to the sum of the Class B Note Principal Balances of all Class B Notes then Outstanding.

“Aggregate Invested Amount”.  As of any date of determination, an amount equal to the sum of the Invested Amounts for all Series of Notes then Outstanding.

“Aggregate Series 2017-1 Note Principal Balance”.  As of any date of determination, an amount equal to the sum of the then Aggregate Class A Note Principal Balance and the then Aggregate Class B Note Principal Balance then Outstanding.

“Back-up Manager Event”.  For the Series 2017-1 Notes, the event on conditions set forth in Section 406 of this Supplement.

“Bankruptcy Event”.  For any Person, any of the following events:

(a)           a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)          such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestration or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

“Capitalized Leases”.  A lease under which CAI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Change of Control”.  With respect to CAI in its capacity as Sub-Manager, an event or series of events by which any of the following events occur:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)           any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of CAI, or control over the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities.

“Class A Advance Rate”.  For the Class A Notes, seventy nine percent (79%).

“Class A Asset Base”. As of any Determination Date, shall be equal to the product of (i) the quotient of the Class A Advance Rate divided by the Class B Advance Rate and (ii) the Series 2017-1 Asset Base.

“Class A Minimum Principal Payment Amount”.  On each Payment Date, is equal to the excess, if any, of (x) the then Aggregate Class A Note Principal Balance over (y) the Class A Minimum Targeted Principal Balance for such Payment Date.

“Class A Minimum Targeted Principal Balance”. On each Payment Date is the applicable amount set forth opposite such Payment Date under “Class A” in Schedule I hereto.

“Class A Note”.  Any of the $240,870,000 Fixed Rate Asset-Backed Notes, Series 2017-1, Class A issued pursuant to the terms of this Supplement, substantially in the form of any Exhibit A-1, A-2, A-3 or A-4 to this Supplement.

“Class A Note Interest Payment”.  For the Class A Notes on each Payment Date, an amount equal to the product of (i) three and sixty two hundredths percent (3.62%) per annum, (ii) the Aggregate Class A Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class A Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class A Note Principal Balance on the Closing Date) and (iii) one twelfth (or, in the case of the first Payment Date, the number of days in the first Interest Accrual Period divided by 360).

“Class A Note Principal Balance”.  With respect to any Class A Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class A Note as of the Closing Date, over (y) the cumulative amount of all Class A Minimum Principal Payment Amounts, Class A Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class A Noteholder subsequent to the Closing Date.

“Class A Scheduled Principal Payment Amount”. On each Payment Date is equal to the excess, if any, of (x) the then Aggregate Class A Note Principal Balance (after giving effect to the portion of the Class A Minimum Principal Payment Amount for the Class A Notes actually paid on such Payment Date), over (y) the Class A Scheduled Targeted Principal Balance for such Payment Date.

“Class A Scheduled Targeted Principal Balance”. On each Payment Date is the applicable amount set forth opposite such Payment Date under “Class A” in Schedule II hereto, as such Schedule II may be adjusted from time to time in accordance with Section 205(b) of this Supplement.

“Class A Supplemental Principal Payment Amount”.  On each Payment Date is equal to the excess, if any, of (i) the Aggregate Class A Note Principal Balance (calculated after giving effect to any payment of the Class A Minimum Principal Payment Amount and the Class A Scheduled Principal Payment Amount actually paid on such Payment Date), over (ii) the Class A Asset Base (determined as of the last day of the month immediately preceding such Payment Date).

“Class B Advance Rate”.  For the Class B Notes, eighty three percent (83%).

“Class B Minimum Principal Payment Amount”. On each Payment Date is equal to the excess, if any, of (x) the then Aggregate Class B Note Principal Balance over (y) the Class B Minimum Targeted Principal Balance for such Payment Date.

“Class B Minimum Targeted Principal Balance”. On each Payment Date is the applicable amount set forth opposite such Payment Date under “Class B” in Schedule I hereto.

“Class B Note”. The $12,200,000 Fixed Rate Asset-Backed Notes, Series 2017-1, Class B.

“Class B Note Interest Payment”.  For the Class B Notes on each Payment Date, an amount equal to the product of (i) four and six tenths percent (4.60%) per annum, (ii) the Aggregate Class B Note Principal Balance on the immediately preceding Payment Date, calculated after giving effect to all principal payments on the Class B Notes actually paid on such date (or, in the case of the first Payment Date, the Aggregate Class B Note Principal Balance on the Closing Date) and (iii) one twelfth (or, in the case of the first Payment Date, the number of class in the first Interest Accrual Period divided by 360).

“Class B Note Principal Balance”. With respect to any Class B Note as of any date of determination, an amount equal to the excess, if any, of (x) the initial principal balance of such Class B Note as of the Closing Date, over (y) the cumulative amount of all Class B Minimum Principal Payment Amounts, Class B Scheduled Principal Payment Amounts and any other principal payments (including Prepayments) actually paid to the related Class B Noteholder subsequent to the Closing Date.

“Class B Scheduled Principal Payment Amount”. On each Payment Date is equal to the excess, if any, of (x) the then Aggregate Class B Note Principal Balance (after giving effect to the portion of the Class B Minimum Principal Payment Amount for the Class B Notes actually paid on such Payment Date), over (y) the Class B Scheduled Targeted Principal Balance for such Payment Date.

“Class B Scheduled Targeted Principal Balance”. On each Payment Date is the applicable amount set forth opposite such Payment Date under “Class B” in Schedule II hereto, as such Schedule II may be adjusted from time to time in accordance with Section 205(b) of this Supplement.

“Class B Supplemental Principal Payment Amount”. On each Payment Date is equal to the excess, if any, of (i) the Aggregate Series 2017-1 Note Principal Balance (calculated after giving effect to all Class A Minimum Principal Payment Amounts, Class A Scheduled Principal Payment Amounts, Class A Supplemental Principal Payment Amounts, Class B Minimum Principal Payment Amounts and Class B Scheduled Principal Payment Amounts actually paid on such date) over (ii) the Series 2017-1 Asset Base (determined as of the last day of the month immediately preceding such Payment Date).

“Closing Date”. July 6, 2017.

“Consolidated Funded Debt”.  At any time of determination, with respect to CAI and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of CAI and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by CAI or any of its Subsidiaries.

“Consolidated Leverage Ratio”.  As of any date of determination, the ratio of (a) the Consolidated Funded Debt to (b) Consolidated Tangible Net Worth.

“Consolidated Tangible Net Worth”.  As of any date of determination, for CAI and its Subsidiaries on a consolidated basis, Shareholders’ Equity of CAI and its Subsidiaries on such date minus the Intangible Assets of CAI and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from interest rate protection agreements or swap contracts in respect of currency hedging entered into in the ordinary course of business.

“Default Fees”. With respect to the Series 2017-1 Notes, the incremental fee specified in Section 203(b) payable by the Issuer to the Noteholders of such Class resulting from the failure of the Issuer to pay amounts when due under this Supplement or the Indenture.

“Defaulted Lease Account”.  The account designated as such that has been established by the Issuer for the benefit of the Series 2017-1 Noteholders in accordance with Section 303 of this Supplement.

“Delinquent Bankrupt Lessee”.  Each Lessee of a Managed Container that meets both of the following criteria:

(A)         such Lessee is then the subject of a Bankruptcy Event; and

(B)          such Lessee is not current on its rental obligations under the related Lease(s) within one hundred eighty (180) days after the commencement of such Bankruptcy Event.

“DTC”. This term has the meaning set forth in Section 207(b)(v).

“Excess Defaulted Lessee Balance”.  As of any date of determination, an amount equal to the excess of (x) an amount equal to the sum of the then Net Book Values of all Unrecovered Containers, over (y) an amount equal to the product of (i) five percent (5%) and (ii) the then Aggregate Net Book Value.

“Finance Lease Payments”.  For any period, all amounts due in connection with the ownership, use and/or operation of Containers subject to a Finance Lease, including, but not limited to, rental, handling, location revenue and other rental-related charges arising from the leasing of such Containers, but excluding Miscellaneous Issuer Proceeds, Casualty Proceeds, Sales Proceeds and Indemnification Proceeds.

“Indebtedness”.  As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)           every obligation of such Person for money borrowed,

(b)           every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)           every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)           every obligation of such Person under any Capitalized Lease,

(f)            every obligation of such Person under any Synthetic Lease,

(g)           all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)           every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)            every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),

(j)            every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

(k)           every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Issuer or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Initial Purchasers”. Each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) Wells Fargo Securities LLC, (iii) BBVA Securities Inc. and (iv) MUFG Securities Americas Inc.

“Institutional Accredited Investors”. Institutional “accredited investors” within the meaning of paragraphs (1), (2), (3) or (7) of Rule 501(a) under the Securities Act.

“Intangible Assets”.  Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Interest Accrual Period”. With respect to each Payment Date, the period commencing on and including the immediately preceding Payment Date (or in the case of the initial Payment Date with respect to a Series, commencing on and including the Issuance Date for such Series) and ending on but excluding the current Payment Date.

“Issuance Date”. For Series 2017-1 Notes, the Issuance Date is July 6, 2017.

“Issuance Date Restricted Cash Amount”. An amount equal to the sum of the Series 2017-1 Restricted Cash Amount on the Issuance Date of the Series 2017-1 Notes; this amount shall be Six Million, Nine Hundred Sixty Thousand, Five Hundred Twenty Dollars and Fifty Cents ($6,960,520.50).

“Issuance Date Series 2017-1 Note Principal Balance”.  The Unpaid Principal Balance on the Issuance Date of the Series 2017-1 Notes; this amount shall be Two Hundred Fifty Three Million, Seventy Thousand Dollars ($253,070,000).

“Majority of Holders”.  With respect to the Series 2017-1 Notes means, as of any date of determination, (A) so long as the Class A Notes are Outstanding, Class A Noteholders holding Class A Notes constituting more than fifty percent (50%) of the then Aggregate Class A Note Principal Balance; and (B) at all times not covered by clause (A), Class B Noteholders holding Class B Notes constituting more than fifty percent (50%) of the Aggregate Class B Note Principal Balance.

“Minimum Principal Payment Amount”. With respect to Series 2017-1, the Class A Minimum Principal Payment Amount and the Class B Minimum Principal Payment Amount.

“Percentage”.  With respect to any Series 2017-1 Noteholder as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Class A Note Principal Balance or Class B Note Principal Balance, as the case may be, of the Class A Note or Class B Note, as the case may be, owned by such Series 2017-1 Noteholder and the denominator of which is equal to the then Aggregate Class A Note Principal Balance or Class B Note Principal Balance, as the case may be.

“Permitted Non-U.S. Person”. Any Person (i) who is not a U.S. Person and (ii) to whom the offer and sale of the Series 2017-1 Notes may be made without registration under the Securities Act in reliance upon Regulation S.

“Permitted Payment Date Withdrawals”.  Both of the following with respect to the Series 2017-1 Notes: (i) on any Payment Date other than the Series 2017-1 Legal Final Payment Date, the amounts required to pay any shortfall in the Class A Note Interest Payment and the Class B Note Interest Payment (calculated after giving effect to the application of all Series 2017-1 Available Funds on such Payment Date); and (ii) on the Series 2017-1 Legal Final Payment Date for the Series 2017-1 Note, the amount required to pay any shortfall in the unpaid principal balance of all of the Series 2017-1 Notes (calculated after giving effect to the application of the Series 2017-1 Available Funds on such Payment Date).

“Qualified Institutional Buyers”. This term has the meaning set forth in Section 207(a)(i).

“Regulation S”. Regulation S under the Securities Act.

“Regulation S Temporary Book-Entry Notes”. The Regulation S Temporary Book-Entry Notes substantially in the form of Exhibit A-2.

“Related Documents”.  With respect to any Series, each Container Transfer Agreement, the Contribution and Sale Agreement, the Indenture, the related Supplement, the Notes of such Series, the Note Purchase Agreement for such Series, the Management Agreement, the Manager Transfer Facilitator Agreement, each Interest Rate Hedge Agreement (upon execution thereof), each Letter of Credit (upon delivery thereof), the Performance Guaranty and each other document or instrument executed in connection with the issuance of any Series, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Required Payments”.  For Series 2017-1 Notes, the Required Payments shall be as follows: (A) if neither an Early Amortization Event for Series 2017-1 nor an Event of Default for Series 2017-1 is then continuing, the payments specified in clauses (1) through (21) inclusive (excluding clause (16)) inclusive in Section 304(a), (B) if an Early Amortization Event for Series 2017-1 shall then be continuing but no Event of Default for Series 2017-1 shall then be continuing (or a Series 2017-1 Event of Default is continuing but the Series 2017-1 Notes have not been accelerated in accordance with the Indenture), the payments set forth in clauses (1) through (17) inclusive (excluding clause (14)) in Section 304(b), or (C) if an Event of Default for Series 2017-1 shall then be continuing and the Series 2017-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled, the payments set forth in clauses (1) through (16) (excluding clause (13)) inclusive in Section 304(c).

“Rule 144A”. This term has the meaning set forth in Section 207(a)(i).

“Scheduled Principal Payment Amount”. With respect to Series 2017-1, the Class A Scheduled Principal Payment Amount and the Class B Scheduled Principal Payment Amount.

“Series 2017-1 Asset Allocation Percentage”.  As of any date of determination, the Asset Allocation Percentage for Series 2017‑1.

“Series 2017-1 Asset Base”. As of any Determination Date, an amount equal to the sum of (a) the product of (i) Series 2017-1 Asset Allocation Percentage in effect on such Determination Date, (ii) a percentage equal to 100% minus the Series 2017-1 Required Overcollateralization Percentage in effect on such Determination Date and (iii) the sum of (x) the Aggregate Net Book Value (measured as of the last day of the immediately preceding calendar month) and (y) the aggregate outstanding balance of receivables resulting from the sale or disposition of Eligible Containers which have not been outstanding for more than 60 days, plus (b) an amount equal to the sum of (i) the amount of cash and Eligible Investments on deposit in each of the Series 2017-1 Restricted Cash Account and Defaulted Lease Account, (ii) the Aggregate Available Amount and (iii) an amount equal to the product of (x) the Series 2017-1 Asset Allocation Percentage in effect on such Determination Date and (y) the amount of cash and Eligible Investments on deposit in the Excess Funding Account on such Determination Date.

“Series 2017-1 Available Funds”.  As of any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) the Available Distribution Amount for the most recently completed Collection Period and (y) the Series 2017-1 Collection Allocation Percentage in effect on the related Determination Date, (ii) all amounts transferred to the Series 2017-1 Series Account from the Series 2017-1 Restricted Cash Account or the Series 2017-1 Principal Reserve Account on the related Determination Date pursuant to the Indenture, (iii) the amount of funds transferred to the Series 2017-1 Series Account on such Payment Date following transfer from the Excess Funding Account to the Trust Account pursuant to the Indenture, (iv) the amount of any Shared Available Funds (as defined in the Supplements for each other Series of Notes then Outstanding) deposited to the Series 2017-1 Series Account on such Payment Date in accordance with the terms of the Supplement for each other Series of Notes then Outstanding, and (v) any other amounts deposited into the Series 2017-1 Series Account pursuant to the terms of the Series 2017-1 Supplement.

“Series 2017-1 Collection Allocation Percentage”.  For Series 2017-1 Notes as of any date of determination, a fraction (expressed as a percentage) equal to (A) divided by (B), as follows:

(A) the Series 2017-1 Invested Amount; and

(B) the Aggregate Invested Amount (exclusive of the Invested Amount for any Liquidation Deficiency Series).

For purposes of the Indenture and the Series 2017-1 Supplement, the Series 2017-1 Collection Allocation  Percentage shall be the “Collection Allocation Percentage” for Series 2017-1.

“Series 2017-1 Control Party”.  The Majority of Holders of the Series 2017-1 Notes.

“Series 2017-1 Early Amortization Event”.  The occurrence of either a Series-Specific Early Amortization Event for Series 2017-1 or any Trust Early Amortization Event.

“Series 2017-1 Event of Default”.  The occurrence of either a Series-Specific Event of Default for Series 2017-1 or any Trust Event of Default.

“Series 2017-1 Excess Concentration Percentage”.  As of any date of determination, an amount equal to the sum of the following percentages:

(a)
Maximum Concentration of Dry Freight Special Containers.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are dry freight specialized containers (other than refrigerated containers and generator sets), divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) thirty percent (30%);

(b)
Maximum Concentration of Finance Leases (Total).  The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are subject to Finance Leases, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) thirty five percent (35%);

(c)
Maximum Concentration of Non-Monthly Rental Payments.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers subject to Leases for which rentals are payable less frequently than monthly, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) five percent (5%);

(d)
Maximum Concentration of Non-U.S. Currency Rentals.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers subject to Leases for which rentals are payable in a currency other than Dollars and which are not the subject of a currency hedge agreement, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) two percent (2%);

(e)
Maximum Concentration of any Three Lessees.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any three lessees or sublessees, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) sixty percent (60%);

(f)
Maximum Concentration of a Single Lessee.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers then on lease to any single lessee, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) twenty percent (20%); and

(g)
Maximum Concentration of Finance Leases by Single Lessee.  The amount by which (x) the sum of the Net Book Values of all Eligible Containers that are subject to a Finance Lease to a single lessee, divided by the Aggregate Net Book Value, expressed as a percentage, exceeds (y) fifteen percent (15%).

“Series 2017-1 Expected Final Payment Date”.  The Payment Date in June 25, 2027.

“Series 2017-1 Interest Coverage Ratio”.  For any Payment Date for Series 2017-1 beginning with the thirteenth Payment Date for Series 2017-1, the ratio calculated according to the following formula:

ICR =  (TCC - FEES - OPEX) / INT

where: ICR      =            Series 2017-1 Interest Coverage Ratio;

TCC =	the total amount of Gross Revenue, Casualty Proceeds and Sales Proceeds received during the most recently concluded twelve (12) Collection Periods;

FEES =
the aggregate amount of Issuer Expenses, Management Fees, Transition Manager Fees, and Indenture Trustee Fees for all Series of Notes which have accrued during the most recently concluded twelve (12) Collection Periods;

OPEX =	the amount of Operating Expenses for the Managed Containers paid during the most recently concluded twelve (12) Collection Periods; and

INT =	the sum of all interest (but not Default Fees) paid on all Series of Notes on the twelve most recent Payment Dates (including the current Payment Date).

“Series 2017-1 Invested Amount”.  As of any date of determination for the Series 2017-1 Notes, one of the following: (a) if no Early Amortization Event for any Series or Event of Default for any Series is then continuing, an amount equal to (x) the Issuance Date Series 2017-1 Note Principal Balance minus the Issuance Date Restricted Cash Amount for Series 2017-1, divided by (y) 100% minus the Series 2017-1 Required Overcollateralization Percentage in effect on such date of determination; or (b) if any Early Amortization Event for any Series or Event of Default for any Series is then continuing, an amount (not less than zero) equal to (x) the Unpaid Principal Balance on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred, minus the amount then on deposit in the Series 2017-1 Restricted Cash Account on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred, divided by (y) 100% minus the Series 2017-1 Required Overcollateralization Percentage on the date on which such Early Amortization Event for any Series or Event of Default for any Series occurred.

“Series 2017-1 Legal Final Payment Date”.  June 25, 2042.

“Series 2017-1 Management Fee”.  A Management Fee for the Series 2017-1 Notes equal to the sum of: (a) 7% of the Series 2017-1 Asset Allocation Percentage of net operating income (“NOI”) of Managed Containers subject to Term Leases (including short term leases), (b) 2% of the Series 2017-1 Asset Allocation Percentage of payments received on Finance Leases of the Managed Containers, and (c) 5% of the Series 2017-1 Asset Allocation Percentage of Sales Proceeds from the disposition of any Managed Container (other than dispositions to Manager or one of its Affiliates).

“Series 2017-1 Manager Default”.  The occurrence of either a Trust Manager Default or a Series-Specific Manager Default set forth in Section 402 hereof.

“Series 2017-1 Noteholder”.  Any Holder of a Series 2017-1 Note.

“Series 2017-1 Notes”.  The Series of notes issued pursuant to the terms of this Supplement.  The Series 2017-1 Notes are issued in two Classes: Class A Notes and Class B Notes.

“Series 2017-1 Related Documents”. means any and all of the Indenture, this Supplement, the Series 2017-1 Notes, the Management Agreement, the Contribution and Sale Agreement, the Series 2017-1 Note Purchase Agreement, the Manager Transfer Facilitator Agreement, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the Issuer with respect to the issuance and sale of the Series 2017-1 Notes, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series 2017-1 Required Overcollateralization Percentage”. As of any date of determination, an amount equal to (a) one hundred percent (100%), minus (b) the Class B Advance Rate, plus (c) the Series 2017-1 Excess Concentration Percentage.

“Series 2017-1 Restricted Cash Account”. The account established pursuant to Section 302 of this Supplement.

“Series 2017-1 Restricted Cash Amount”.  As of any date of determination, the amount required to be deposited or maintained in the Series 2017-1 Restricted Cash Account, which shall be equal to the product of (a) nine (9), (b) one-twelfth (1/12), (c) the weighted average (based on unpaid principal balances) of the annual rates of interest payable by the Issuer on all Class A Notes and all Class B Notes then Outstanding and (d) the then Aggregate Series 2017-1 Note Principal Balance, calculated after giving effect to all principal payments actually paid on all Class A Notes and all Class B Notes on such date.

“Series 2017-1 Series Account”.  The account of that name established in accordance with Section 301 herein.

“Series 2017-1 Supplement”.  This Supplement, dated as of July 6, 2017, entered into by and between the Issuer and the Indenture Trustee, pursuant to which the Series 2017-1 Notes will be issued.

“Series 2017-1 Specific Collateral”. This term shall have the meaning set forth in Section 208 hereto.

“Shareholders’ Equity”.  As of any date of determination, the consolidated shareholders’ equity of CAI and its Subsidiaries as of that date determined in accordance with GAAP.

“Swap Contract”.  (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Targeted Defaulted Lease Account Balance”.  As of any date of determination, an amount equal to the excess (but not less than zero) of

(A)          the Excess Defaulted Lessee Balance on such date of determination, minus

(B)           an amount equal to the sum of (1) the amount of cash and Eligible Investments on deposit in the Defaulted Lease Account on such date of determination, and (2) an amount equal to excess of (x) the then Series 2017-1 Asset Base, over (y) an amount equal to the sum of (AA) the product of (aa) the Class B Advance Rate and (bb) the product of (i) the Series 2017 1 Asset Allocation Percentage and (ii) the Aggregate Net Book Value, plus (BB) the amount of cash and Eligible Investment on deposit in the Series 2017-1 Restricted Cash Account.

“Term Lease”. Any Lease other than a Finance Lease.

“Unrecovered Container”.  Each Managed Container this is, or was on, lease to a Delinquent Bankrupt Lessee and such Managed Container has not been returned to (i) the Manager or Sub-Manager, (ii) a depot contracted by the Manager or Sub-Manager, or (iii) a location or designee specified by the Manager or the Sub-Manager.

An Unrecovered Container shall be re-classified as an Eligible Container (assuming that such Unrecovered Container complies with the requirements set forth in the definition of “Eligible Container”) upon the return of such Managed Container as set forth in the immediately preceding paragraph.

An Unrecovered Container shall be classified as having been the subject of a Casualty Loss once the Manager or the Sub-Manager has determined, in accordance with its normal business practice, that (i) such Container will not be recovered by the Manager or the Sub-Manager, or (ii) the cost of recovering such Container and discharging an liens thereon would exceed the value of such Container.

“Unrestricted Book-Entry Notes”. The Unrestricted Book-Entry Notes substantially in the form of Exhibit A-3.

“U.S. Person”. This term has the meaning set forth in Regulation S.

“Weighted Average Age”.  For any date of determination shall be equal to the quotient of (A) the sum of the products of (i) the age in years (determined from the date of the initial sale thereof by the manufacturer) of each Managed Container being evaluated, multiplied by (ii) the Net Book Value of such Managed Container being evaluated, divided by (B) the sum of the Net Book Values of all Managed Containers being evaluated.

(b)          Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture or, if not defined therein, as defined in the Series 2017-2 Note Purchase Agreement, or, if not defined therein, as defined in the Management Agreement.

(c)           References in this Supplement and any other Series 2017-2 Related Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

ARTICLE II
Creation of the Series 2017-1 Notes

Section 201.          Designation.  (a)  There is hereby created a Series of Notes to be issued in two Classes pursuant to the Indenture and this Supplement to be known as (i) “$240,870,000 Fixed Rate Asset-Backed Notes, Series 2017-1, Class A”, and (ii) “$12,200,000 Fixed Rate Asset-Backed Notes, Series 2017-1, Class B”.  The Class A Notes will be issued in the initial principal balance of Two Hundred Forty Million, Eight Hundred Seventy Thousand Dollars ($240,870,000), and the Class B Notes will be issued in the initial principal balance of Twelve Million, Two Hundred Thousand Dollars ($12,200,000). The Series 2017-1 Notes will not have priority over any other Series, except to the extent set forth in the Supplement for such other Series.  The Class A Notes are the Senior Notes and senior Class of Series 2017-1, and the Class B Notes are the Subordinate Notes and the subordinate Class of Series 2017-1.

(b)           Payments of principal on the Series 2017-1 Notes shall be payable from funds on deposit in the Series 2017-1 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Article III of this Supplement.

(c)           Each Series 2017-1 Note is classified as a “Term Note”, as such term is used in the Indenture.

(d)           Each of the following terms defined in the Indenture shall have the following meanings with respect to the Series 2017-1 Notes:

(i)            The “Asset Allocation Percentage” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Asset Allocation Percentage” (as defined in Section 101(a)).

(ii)           The “Available Funds” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Available Funds” (as defined in Section 101(a)).

(iii)          The “Collection Allocation Percentage” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Collection Allocation Percentage” (as defined in Section 101(a)).

(iv)          The “Excess Concentration Percentage” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Excess Concentration Percentage” (as defined in Section 101(a)).

(v)           The “Expected Final Maturity Date” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Expected Final Payment Date” (as defined in Section 101(a)).

(vi)          The “Expected Final Payment Date” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Expected Final Payment Date” (as defined in Section 101(a)).

(vii)         The “Invested Amount” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Invested Account” (as defined in Section 101(a)).

(viii)        The “Legal Final Maturity Date” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Legal Final Payment Date” (as defined in Section 101(a)).

(ix)          The “Legal Final Payment Date” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Legal Final Payment Date” (as defined in Section 101(a)).

(x)           The initial “Payment Date” (as defined in the Indenture) for Series 2017-1 shall be July 25, 2017.

(xi)          The “Rating Agency” for Series 2017-1, as such term is used in the Indenture, shall be Standard & Poor’s.

(xii)         The initial “Record Date” (as defined in the Indenture) for Series 2017-1 shall be the Closing Date.

(xiii)        The “Related Documents” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Related Documents” (as defined in Section 101(a)).

(xiv)        The “Required Overcollateralization Percentage” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Required Overcollateralization Percentage” (as defined in Section 101(a)).

(xv)         The “Required Payments” (as defined in the Indenture) for Series 2017-1 is the Required Payment (as defined in Section 101(a)).

(xvi)        The “Restricted Cash Account” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Restricted Cash Account” (as defined in Section 101(a)).

(xvii)       The “Restricted Cash Amount” (as defined in the Indenture) for Series 2017-1 shall be the “ Series 2017-1 Restricted Cash Amount” (as defined in Section 101(a)).

(xviii)      The “Series Account” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Series Account” (as defined in Section 101(a)).

(xix)        The “Series-Specific Collateral” (as defined in the Indenture) for Series 2017-1 shall be the “ Series 2017-1 Specific Collateral” (as defined in Section 101(a)).

(xx)         The “Shared Available Funds” (as defined in the Indenture) for Series 2017-1 shall be the “Series 2017-1 Shared Available Funds” (as defined in Section 101(a)).

(e)           In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 202.          Authentication and Delivery.

(a)           On the Closing Date, the Issuer shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 204 of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, shall authenticate, subject to compliance with the conditions precedent set forth in Section 501, the Series 2017-1 Notes in accordance with such written directions.

(b)           In accordance with Section 202 of the Indenture, the Series 2017-1 Notes sold in reliance on Rule 144A shall be represented by one or more 144A Book-Entry Notes.  Any Series 2017-1 Notes sold in reliance on Regulation S shall be represented by one or more Regulation S Book-Entry Notes.  Any Series 2017-1 Notes sold to Institutional Accredited Investors or other Persons that are not Qualified Institutional Buyers or Permitted Non-U.S. Persons shall be represented by one or more Definitive Notes.

(c)           The Series 2017-1 Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any officer of the Issuer and shall be substantially in the forms of Exhibit A.

(d)           The Series 2017-1 Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $1,000 in excess thereof.

Section 203.          Interest Payments on the Series 2017-1 Notes.

(a)           Interest on Series 2017-1 Notes.  Interest will accrue on the Class A Notes during each Interest Accrual Period and will be due and payable in arrears on each Payment Date in an amount equal to the Class A Note Interest Payment.  Interest will accrue on the Class B Notes during each Interest Accrual Period and be due and payable in arrears on each Payment Date in an amount equal to the Class B Note Interest Payment. Interest on the Class A Notes and the Class B Notes shall (i) be calculated on the basis of a year consisting of twelve thirty (30) day months, (ii) be due and payable on each Payment Date, and (iii) be payable from the Series 2017-1 Series Account in accordance with Section 302 of the Indenture and in accordance with Section 304 hereof.  Payment of the Class B Note Interest Payment due on each Payment Date will be subordinated to payment in full of the Class A Note Interest Payment due on such Payment Date in accordance with the priority of payments set forth in Section 304 of this Supplement.

(b)           Interest on Overdue Amounts.  If the Issuer shall default in the payment of (i) the Unpaid Principal Balance (or any portion of the principal balance) of all Series 2017-1 Notes on the Series 2017-1 Legal Final Payment Date, (ii) Class A Note Interest Payment on any Payment Date, (iii) any Class B Note Interest Payment on any Payment Date or (iv) following the acceleration of the Series 2017-1 Notes in accordance with the terms of the Indenture and this Supplement, any other amount owing under the Indenture not covered in clauses (i), (ii) and (iii) which is not paid when due, the Issuer shall, from time to time, pay interest on such unpaid amounts, to the extent permitted by Applicable Law, at a rate per annum equal to the sum of (x) the interest rate otherwise in effect hereunder plus (y) two percent (2.00%), for the period during which such principal, interest or other amount shall be unpaid from the due date of such payment to but not including the date of actual payment thereof (after as well as before judgment).  Default Fees shall be payable at the times and subject to the priorities set forth in Section 304.

(c)           Maximum Interest Rate.  In no event shall the interest charged with respect to a Series 2017-1 Note exceed the maximum amount permitted by Applicable Law.  If at any time the interest rate charged with respect to the Series 2017-1 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series 2017-1 Note shall be limited to the maximum rate permitted by Applicable Law.  If the total amount of interest paid or accrued on the Series 2017-1 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, the Issuer agrees to pay to the Series 2017-1 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Supplement.

Section 204.          Principal Payments on the Series 2017-1 Notes.

(a)           On each Payment Date, the Issuer will, to the extent that funds are available for such purpose in accordance with Section 304, pay the principal balance of the Class A Notes in an amount equal to the Class A Minimum Principal Payment Amount, the Class A Scheduled Principal Payment Amount and the Class A Supplemental Principal Payment Amount; provided that if an Early Amortization Event for Series 2017-1 is then continuing or an Event of Default for Series 2017-1 is then continuing but the Series 2017-1 Notes have not been accelerated in accordance with the provisions of the Indenture, the then unpaid Aggregate Class A Note Principal Balance shall be payable in full to the extent that funds are available for such purpose in accordance with Section 304.

(b)           On each Payment Date, the Issuer will, to the extent that funds are available for such purpose in accordance with Section 304 pay the principal balance of the Class B Notes in an amount equal to the Class B Minimum Principal Payment Amount, the Class B Scheduled Principal Payment Amount and the Class B Supplemental Principal Payment Amount; provided that if an Early Amortization Event for Series 2017-1 is then continuing or an Event of Default for Series 2017-1 is then continuing but the Series 2017-1 Notes have not been accelerated in accordance with the provisions of the Indenture, the then unpaid Aggregate Class B Note Principal Balance shall be payable in full to the extent that funds are available for such purpose in accordance with Section 304.

(c)           Principal payments on the Class B Notes for any Payment Date are subordinated to the payment of principal payments on the Class A Notes for such Payment Date in accordance with the priority of payments set forth in this Supplement.

(d)           The unpaid principal amount of each Series 2017-1 Note together with all unpaid interest (including all Default Fees), fees, expenses, indemnities, costs and other amounts payable by the Issuer to the Series 2017-1 Noteholders and the Indenture Trustee pursuant to the terms of the Indenture and this Supplement, shall be due and payable in full on the earlier to occur of (x) the date on which an Event of Default shall occur and the Series 2017-1 Notes have been accelerated in accordance with the provisions of the Indenture and (y) the Series 2017-1 Legal Final Payment Date.

Section 205.          Prepayment of Principal on the Series 2017-1 Notes.

(a)           The Issuer will not be permitted to make a voluntary prepayment of all, or a portion, of the principal balance of the Series 2017-1 Notes prior to the Payment Date occurring in July 2019.  Beginning on the Payment Date in July 2019, the Issuer will have the option to prepay on any Payment Date all, or any portion of, the outstanding principal of the Series 2017-1 Notes, in a minimum amount of One Hundred Thousand Dollars ($100,000), together with accrued interest thereon and any early termination fees owing pursuant to any Interest Rate Hedge Agreement in effect for the Series 2017-1 Notes.  Except during the period described above, the Issuer may make voluntary principal prepayments on: (i) only the Class A Notes, or (ii) the Class A Notes and the Class B Notes simultaneously, provided that (in the case of prepayments of the Class B Notes), so long as the Class A Notes are Outstanding, at the time of any prepayment of the Class B Notes, and after giving effect thereto, the percentage of the original principal amount of the Class B Notes Outstanding shall be equal to, or greater than, the percentage of the original principal amount of the Class A Notes Outstanding.

(b)           Any optional Prepayments, Supplemental Principal Payment Amounts or accelerated principal payments received during the continuation of a Series 2017-1 Early Amortization Event will apply to each Class of Series 2017-1 Notes will be applied on each Payment Date on which such type of payment is received to reduce the Minimum Targeted Principal Balances and Scheduled Targeted Principal Balances of the affected Class of Notes in respect of each subsequent Payment Date by a percentage, the numerator of which is the amount of such optional Prepayment, Supplemental Principal Payment Amount for such Class, or accelerated principal payment, and the denominator of which is the Aggregate Class A Note Principal Balance or the Aggregate Class B Note Principal Balance, as the case may be, on such Payment Date (determined without giving effect to such optional Prepayment, Supplemental Principal Payment Amount for such Class or accelerated payment).  The Issuer shall promptly (but in any event within five (5) Business Days after the date on which such payments are made) thereafter recalculate the Minimum Targeted Principal Balances and Scheduled Targeted Principal Balance of the affected Classes of Notes for each future Payment Date.

Section 206.          Payments of Principal and Interest.  All payments of principal and interest on the Series 2017-1 Notes shall be paid to the Series 2017-1 Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 11:00 a.m. (New York City time) on the related Payment Date.  Any payments received by the Series 2017-1 Noteholders after 11:00 a.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 207.          Restrictions on Transfer.  On the Closing Date, the Issuer shall sell the Series 2017-1 Notes to the Initial Purchasers pursuant to the Series 2017-1 Note Purchase Agreement and deliver such Series 2017-1 Notes in accordance herewith and therewith.  Thereafter, no Series 2017-1 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture and except as follows:

(i)           to Persons that take delivery of such Series 2017-1 Note in an amount of at least $250,000 and that the transferring Person reasonably believes are qualified institutional buyers as defined in Rule 144A (“Qualified Institutional Buyers”) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A promulgated thereunder (“Rule 144A”);

(ii)          to Permitted Non-U.S. Persons that take delivery of such Series 2017-1 Note in an amount of at least $250,000;

(iii)         to Institutional Accredited Investors that take delivery of such Series 2017-1 Note in an amount of at least $250,000 and that deliver to the Indenture Trustee a letter substantially in the form of Exhibit D to the Indenture to the Indenture Trustee; or

(iv)         to a Person that is taking delivery of such Series 2017-1 Note in an amount of at least $250,000 and that is otherwise exempt from the registration requirements of the Securities Act and from any applicable State law securities registration or qualification requirements, as confirmed in an Opinion of Counsel addressed to the Indenture Trustee and the Issuer, which counsel and opinion are satisfactory to the Indenture Trustee and the Issuer.

The Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series 2017-1 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, the Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth in this Supplement.

(b)           Each purchaser (other than any Initial Purchaser) of the Series 2017-1 Notes (including any purchaser, other than any Initial Purchaser, of an interest in the Series 2017-1 Notes which are Book-Entry Notes) shall be deemed to have acknowledged and agreed as follows:

(i)           It is (A) Qualified Institutional Buyer and is acquiring such Series 2017-1 Notes for its own institutional account or for the account or accounts of a Qualified Institutional Buyer or (B) purchasing such Series 2017-1 Notes in a transaction exempt from registration under the Securities Act and in compliance with the provisions of this Supplement and in compliance with the legend set forth in Section 207(b)(v) below or (C) not a U.S. Person and is acquiring such Series 2017-1 Notes outside of the United States.

(ii)          It is purchasing one or more Series 2017-1 Notes in an amount of at least $250,000 and it understands that such Series 2017-1 Notes may be resold, pledged or otherwise transferred only in an amount of at least $250,000.

(iii)         It represents and warrants to the Issuer, the Indenture Trustee, each Initial Purchaser, the Manager and any successor Manager that (a) either (1) it is not, and is not acting on behalf of, a Plan or a governmental, church or non-U.S. plan which is subject to any federal, state, local, or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and no part of the assets to be used by it to purchase or hold the Series 2017-1 Notes or any interest therein constitutes the assets of any Plan or such a governmental, church, or non-U.S. plan; or (2) (A) the acquisition, holding, and disposition of any Series 2017-1 Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, or non-U.S. plan, a violation of any similar federal, state, local, or non-U.S. law) and (B) the Series 2017-1 Notes are rated investment grade or better and such Person believes that the Series 2017-1 Notes are properly treated as indebtedness without substantial equity features for purposes of Section 2510.3-101 of the regulations issued by the U.S. Department of Labor, and agrees to so treat the Series 2017-1 Notes; and (b) it will not sell or otherwise transfer the Series 2017-1 Notes or any interest therein otherwise than to a purchaser or transferee that represents and agrees with respect to its purchase, holding, and disposition of the Series 2017-1 Notes to the same effect as the purchaser’s representation and agreement set forth in this Section 207(b)(ii).  Alternatively, regardless of the rating of the Series 2017-1 Notes, such Person may provide the Indenture Trustee with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Indenture Trustee, the Manager or any successor Manager which opines that the purchase, holding and transfer of such Series 2017-1 Notes or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Indenture Trustee, the Manager or any successor Manager to any obligation in addition to those undertaken in the Indenture;

(iv)         It understands that the Series 2017-1 Notes are being transferred to it in a transaction not involving any public offering within the meaning of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Series 2017-1 Notes, such Series 2017-1 Notes may be resold, pledged or transferred only in accordance with applicable state securities laws and (1) in a transaction meeting the requirements of Rule 144A, to a Person that the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account (or for the account or accounts of a Qualified Institutional Buyer) and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (2) (A) to a Person that is an Institutional Accredited Investor, is taking delivery of such Series 2017-1 Notes in an amount of at least $250,000, and delivers to the Indenture Trustee a letter substantially in the form of Exhibit D to the Indenture or (B) to a Person that is taking delivery of such Series 2017-1 Notes pursuant to a transaction that is otherwise exempt from the registration requirements of the Securities Act and from any applicable state law securities registration or qualification requirements, as confirmed in an Opinion of Counsel addressed to the Indenture Trustee, the Issuer and the transferor, which counsel and Opinion are satisfactory to the Indenture Trustee, the Issuer and the transferor, or (3) in an offshore transaction in accordance with Rule 903 or 904 of Regulation S.

(v)          It understands that each Series 2017-1 Note shall bear a legend substantially to the following effect:

[For Book-Entry Notes Only:  UNLESS THIS SERIES 2017-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH SERIES 2017-1 NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2017-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ]

THIS SERIES 2017-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2017-1 NOTE, AGREES THAT SUCH SERIES 2017-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT S TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

EACH PURCHASER OF A SERIES 2017-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (I) EITHER (1) IT IS NOT ACQUIRING THE SERIES 2017-1 NOTE WITH THE ASSETS OF A PLAN; OR (2) (A) THE ACQUISITION AND HOLDING OF THE SERIES 2017-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE  AND (B) THE SERIES 2017-1 NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE SERIES 2017-1 NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DEPARTMENT OF LABOR REGULATIONS SECTION 2510.101, AND AGREES TO SO TREAT THE SERIES 2017-1 NOTE; AND (II) IT WILL NOT SELL OR OTHERWISE TRANSFER THE SERIES 2017-1 NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE SERIES 2017-1 NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN CLAUSE (I) OF THIS PARAGRAPH.

THIS SERIES 2017-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

(vi)         Each Series 2017-1 Noteholder that is a Permitted Non-U.S. Person described in Section 207(b)(i)(C) understands that the Series 2017-1 Notes have not and will not be registered under the Securities Act, that any offers, sales or deliveries of the Series 2017-1 Notes purchased by it in the United States or to U.S. Persons prior to the date that is 40 days after the later of (i) the commencement of the distribution of the Series 2017-1 Notes and (ii) the Closing Date, may constitute a violation of United States law, and that distributions of principal and interest will be made in respect of such Series 2017-1 Notes only following the delivery by the holder of a certification of non-U.S. beneficial ownership or the exchange of beneficial interest in Regulation S Temporary Book-Entry Notes for beneficial interests in the related Unrestricted Book-Entry Notes (which in each case will itself require a certification of non-U.S. beneficial ownership), at the times and in the manner set forth in this Supplement.

(vii)        The Regulation S Temporary Book-Entry Notes representing the Series 2017-1 Notes sold to each Series 2017-1 Noteholder that is a Permitted Non-U.S. Person described in Section 207(b)(i)(C) will bear a legend to the following effect, unless the Issuer determines otherwise consistent with Applicable Law:

[FOR REGULATION S BOOK-ENTRY NOTES ONLY:  THIS SERIES 2017-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2017-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

(viii)       The Indenture Trustee shall not permit the transfer of any Series 2017-1 Notes unless such transfer complies with the terms of the foregoing legends and, in the case of a transfer (i) to an Institutional Accredited Investor (other than a Qualified Institutional Buyer), the transferee delivers to the Indenture Trustee a letter substantially in the form of Exhibit D to the Indenture, or (ii) to a Person other than a Qualified Institutional Buyer, an Institutional Accredited Investor or a Permitted Non-U.S. Person, upon delivery of an Opinion of Counsel satisfactory to the Indenture Trustee and the applicable transferor, to the effect that the transferee is taking delivery of the Series 2017-1 Notes in a transaction that is otherwise exempt from the registration requirements of the Securities Act and from any applicable state law securities registration or qualification requirements.

The applicable transferor and transferee shall execute and deliver, or in the case of a Series 2017‑1 Noteholder, is deemed to have executed and delivered, to the Indenture Trustee documentation in substantially the forms of (i) Exhibit(s) B through F hereto or (ii) Exhibit D to the Indenture, as appropriate, in connection with any transfer of Series 2017-1 Notes.

Section 208.          Grant of Security Interest.

(a)           In order to secure and provide for the repayment and payment of the Series 2017-1 Notes, the Issuer hereby grants a security interest to the Indenture Trustee, for the benefit of the Series 2017-1 Noteholders, in all of the Issuer’s right, title and interest in and to the following (whether existing or accrued after the Closing Date):  (i) the Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account; (ii) all funds on deposit Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and Series 2017-1 Series Account and all Security Entitlements credited thereto from time to time; (iii) all investments made at any time and from time to time with monies in the Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account, the funds on deposit therein from time to time or the investments made with such funds; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the property described in clause (i) through (v) collectively, the “Series 2017-1 Specific Collateral” or the “Series Specific Collateral for  Series 2017-1”).  The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account and in all proceeds thereof, and shall be the only person authorized to originate Entitlement Orders with respect thereto.  No other Series of Notes shall have interest in the Series-Specific Collateral for Series 2017-1. The Series 2017-1 Control Party shall direct the exercise of remedies regarding the Series-Specific Collateral for Series 2017-1.

(b)           The Issuer hereby irrevocably authorizes the Manager and the Indenture Trustee at any time, and from time to time, to file in any filing office in any UCC jurisdiction any financing statements with respect to the foregoing, including financing statements claiming a security interest in the Series 2017-1 Specific Collateral; provided, however, that neither the Manager nor the Indenture Trustee shall have any responsibility or liability for or with respect to the perfection of any security interest.

(c)           In furtherance of the foregoing, the Issuer hereby grants, assigns, conveys, mortgages, pledges, charges, hypothecates and transfers to the Indenture Trustee, for the benefit of the Series 2017-1 Noteholders, a floating charge over all of the Series 2017-1 Specific Collateral.

(d)           Upon the occurrence of a Series-Specific Event of Default, the Series 2017-1 Control Party shall direct the exercise of remedies with respect to the Series 2017-1 Specific Collateral.

ARTICLE III
Series 2017-1 Series Account and
Allocation and Application of Amounts Therein

Section 301.          Series 2017-1 Series Account.  The Issuer has established and maintains at the Corporate Trust Office at the Indenture Trustee, in the name of the Issuer, the Series 2017-1 Series Account, which Series 2017-1 Series Account has been pledged to the Indenture Trustee for the benefit of the Series 2017-1 Noteholders pursuant to the Indenture and this Supplement.  All deposits of funds by, or for the benefit of, the Series 2017-1 Noteholders from the Trust Account and the Excess Funding Account, shall be accumulated in, and withdrawn from, the Series 2017-1 Series Account in accordance with the provisions of the Indenture and this Supplement.  Any funds on deposit in the Series 2017-1 Series Account shall be invested in accordance with the provisions of Section 303 of the Indenture.

Section 302.          Series 2017-1 Restricted Cash Account.

(a)           The Issuer has established and maintains at the Corporate Trust Office of the Indenture Trustee, in the name of the Issuer, the Series 2017-1 Restricted Cash Account, which Series 2017-1 Restricted Cash Account has been pledged to the Indenture Trustee for the benefit of the Holders of the Series 2017-1 Notes.  On the Issuance Date for the Series 2017-1 Notes, the Issuer will have deposited, or have caused to be deposited, cash and/or Eligible Investments having a value of not less than the Series 2017-1 Restricted Cash Amount in the Series 2017-1 Restricted Cash Account. Thereafter, additional amounts will be deposited in the Series 2017-1 Restricted Cash Account in accordance with Section 304 of this Supplement.  Any and all monies on deposit in the Series 2017-1 Restricted Cash Account shall be invested in Eligible Investments in accordance with Section 303 of Indenture and shall be distributed in accordance with this Supplement.

(b)           On each Payment Date, the Indenture Trustee shall, in accordance with the priority set forth in Section 304, transfer from the Series 2017-1 Series Account to the Series 2017-1 Restricted Cash funds in an amount necessary to restore the balance of cash and Eligible Investments on deposit in the Series 2017-1 Restricted Cash Account to an amount equal to the Series 2017-1 Restricted Cash Amount for such Payment Date.

(c)           On each Determination Date, the Indenture Trustee will, in accordance with the Manager Report (or, in the absence of any Manager Report, in accordance with written instructions from the Series 2017-1 Control Party), withdraw from the Series 2017-1 Restricted Cash Account an amount equal to the Permitted Payment Date Withdrawals (determined after giving effect to all other deposits to the Series 2017-1 Series Account (other than funds transferred from the Series 2017-1 Restricted Cash Account)) on or prior to such Determination Date.  Such amounts may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawals”.  If there are insufficient funds in the Series 2017-1 Restricted Cash Account to fully fund the Permitted Payment Date Withdrawal, payments will be paid first to the Class A Notes before any payments are paid to the Class B Notes.

(d)           Notice of each such drawing will be delivered to the Manager, by hand delivery or facsimile transmission (or, if applicable, included in the respective Manager Report delivered to the Indenture Trustee).  Any such funds actually received by the Indenture Trustee pursuant to Section 302(c) shall be used solely to make payments of the Class A Note Interest Payments, Class B Note Interest Payments or payment of the Unpaid Principal Balance, as the case may be.

(e)           On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report (or in the absence of any Manager Report, in accordance with written instructions from the Series 2017-1 Control Party), deposit in the Series 2017-1 Series Account for distribution in accordance with this Supplement the excess, if any, of (i) the amounts then on deposit in the Series 2017-1 Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date), over (ii) an amount equal to the Series 2017-1 Restricted Cash Amount for such Payment Date. On the Series 2017-1 Legal Final Payment Date or, at the direction of the Control Party upon the occurrence of a Series 2017-1 Event of Default, any remaining funds in the Series 2017-1 Restricted Cash Account will be deposited in the Series 2017-1 Series Account and be distributed in accordance with this Supplement.

(f)            If on any Payment Date the aggregate amount of cash and Eligible Investments then on deposit in the Series 2017-1 Restricted Cash Account is equal to, or greater than, the Aggregate Series 2017-1 Note Principal Balance and accrued interest thereon, the Indenture Trustee shall, in accordance with the Manager Report, prepay in full on such Payment Date the then Unpaid Principal Balance of, and accrued interest on, all Series 2017-1 Notes.

Section 303.          Defaulted Lease Account.

(a)           The Issuer has established and maintains at the Corporate Trust Office of the Indenture Trustee, in the name of the Issuer, the Defaulted Lease Account, which Defaulted Lease Account has been pledged to the Indenture Trustee for the benefit of the Holders of the Series 2017-1 Notes.  Any and all monies on deposit in the Defaulted Lease Account shall be invested in Eligible Investments in accordance with Section 303 of the Indenture and shall be distributed in accordance with this Supplement.

(b)           On each Payment Date, the Indenture Trustee shall, in accordance with the priority of payments set forth in Section 304, transfer from the Series 2017-1 Series Account to the Defaulted Lease Account funds in an amount to bring the balance of cash and Eligible Investments on deposit therein to the Targeted Defaulted Lease Account Balance (if any).

(c)           On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report, deposit in the Defaulted Lease Account on amount of funds equal to the Targeted Defaulted Lessee Account Balance for such Payment Date.

(d)           On the Series 2017-1 Legal Final Payment Date or, at the direction of the Control Party upon the occurrence of a Series 2017-1 Event of Default, any funds in the Series 2017-1 Defaulted Lease Account will be deposited in the Series 2017-1 Series Account and be distributed in accordance with the terms of this Supplement.

Section 304.          Distributions from Series 2017-1 Series Account.  On each Payment Date, the Indenture Trustee, based on the information contained in the Manager Report (or, in the absence of any Manager Report, in accordance with the written direction of the Series 2017-1 Control Party), is required to make payments from the Series 2017-1 Available Funds then on deposit in the Series 2017-1 Series Account.  The calculation and relative priorities of such specified payments will vary depending on whether an Early Amortization Event for Series 2017-1 or an Event of Default for Series 2017-1 has occurred and is continuing on such Payment Date.  The alternative payment priorities for each Payment Date are set forth below:

(I)            If neither an Early Amortization Event for Series 2017-1 nor an Event of Default for Series 2017 1 shall then be continuing:

(1)           To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2017-1 Notes (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (B) an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified  provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture; provided, however, that to the extent that the amounts in clause (B) have been incurred solely with respect to Series 2017-1, such amounts will be paid by Series 2017-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(2)           To the Manager, an amount equal to the sum of (i) an amount equal to the Series 2017-1 Management Fee then due and payable with respect to the Series 2017-1 Notes, and (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2017-1 Notes;

(3)           To the Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(4)           To each of the following on a pro rata basis: (A) to the Manager Transfer Facilitator, an amount equal to the product of (x) Manager Transfer Facilitator Fees, expenses and indemnities (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (y) the Series 2017-1 Asset Allocation Percentage of any amounts incurred by the Manager Transfer Facilitator, including those related to the actual transfer from the Manager to the Back-up Manager, and (B) to Back-up Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any Back-Up Manager fees then due and payable;

(5)           To the Independent Management Provider, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) that portion of the Independent Management Provider Fee then owing;

(6)           To the Persons entitled thereto, the Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (5) in any calendar year would not exceed an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(7)           To each Holder of a Class A Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its Percentage of the Class A Note Interest Payment (exclusive of Default Fees on the Class A Notes) for such Payment Date;

(8)           To each Holder of a Class B Note on the immediately preceding Record Date, on a pro rata basis, an amount equal to its Percentage of the Class B Note Interest Payment (exclusive of Default Fees on the Class B Notes) for such Payment Date;

(9)           To the Series 2017-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2017-1 Restricted Cash Account is equal to the Series 2017-1 Restricted Cash Amount for such Payment Date;

(10)         To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Minimum Principal Payment Amount for the Class A Notes on such Payment Date;

(11)         To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Scheduled Principal Payment Amount for the Class A Notes on such Payment Date;

(12)         To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Supplemental Principal Payment Amount for the Class A Notes on such Payment Date;

(13)         To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Minimum Principal Payment Amount for the Class B Notes on such Payment Date;

(14)         To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Scheduled Principal Payment Amount for the Class B Notes on such Payment Date;

(15)         To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Supplemental Principal Payment Amount for the Class B Notes on such Payment Date;

(16)         To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2017-1 Notes), all remaining Series 2017-1 Available Funds to be allocated to such other Series of Notes in accordance with the terms of the Series 2017-1 Supplement;

(17)         To each Class A Noteholder on the immediately preceding Record Date, an amount equal to Default Fees (if any) on the Class A Notes and all indemnities, costs, expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2017-1 Related Documents;

(18)         To each Class B Noteholder on the immediately preceding Record Date, an amount equal to Default Fees on the Class B Notes (if any) and all indemnities, costs, expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2017-1 Related Documents;

(19)         On a pro rata basis (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager, in each case calculated after giving effect to payments remaining after clause (4) above;

(20)         To the Indenture Trustee, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee after giving effect to the payment made pursuant to clause (1) above; provided, however, that to the extent such amounts have been incurred solely with respect to Series 2017-1, such amounts will be paid by Series 2017-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(21)         To each of the following on a pro rata basis: (A) to the Issuer, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (B) to the Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments required to be made to the Manager;

(22)         If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account made pursuant to this clause (22), any remaining Series 2017-1 Available Funds will be deposited in the Excess Funding Account until such condition is remedied;

(23)         To the Defaulted Lease Account in an amount necessary to bring the amount of cash and Eligible Investments on deposit in the Defaulted Lease Account to the Targeted Defaulted Lease Account Balance; and

(24)         To the Issuer, any remaining Series 2017-1 Available Funds.

(II)           If an Early Amortization Event for Series 2017-1 shall then be continuing, but no Event of Default for Series 2017-1 shall then be continuing (or an Event of Default for Series 2017-1 is continuing but the Series 2017-1 Notes have not been accelerated in accordance with the Indenture):

(1)           To the Indenture Trustee, an amount equal to the sum of (A) the Indenture Trustee’s Fees then due and payable for the Series 2017-1 Notes (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (B) an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any amounts payable to the Indenture Trustee on such Payment Date in accordance with a specified provision of the Indenture regarding enforcement of the obligations of the Issuer under the Indenture; provided, however, that to the extent that the amounts in clause (B) have been incurred solely with respect to Series 2017-1, such amounts will be paid by Series 2017-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(2)           To the Manager, an amount equal to the sum of (i) an amount equal to the Series 2017-1 Management Fee then due and payable with respect to the Series 2017-1 Notes, and (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2017-1 Notes;

(3)           To the Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(4)           To each of the following on a pro rata basis: (A) to the Manager Transfer Facilitator, an amount equal to the product of (x) Manager Transfer Facilitator Fees, expenses and indemnities (subject to, in the case of expenses and indemnities only, a per annum dollar limitation of $40,000) and (y) the Series 2017-1 Asset Allocation Percentage of any amounts incurred by the Manager Transfer Facilitator, including those related to the actual transfer from the Manager to the Back-up Manager, and (B) to Back-up Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any Back-Up Manager fees then due and payable;

(5)           To the Independent Management Provider, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) that portion of the Independent Management Provider Fees then owing;

(6)           To the Persons entitled thereto, Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (5) in any calendar year would not exceed an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) Fifty Thousand Dollars ($50,000) in aggregate;

(7)           To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Note Interest Payment (exclusive of any Default Fees on the Class A Notes) for such Payment Date;

(8)           To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Note Interest Payment (exclusive of any Default Fees on the Class B Notes) for such Payment Date;

(9)           To the Series 2017-1 Restricted Cash Account, an amount sufficient so that the total amount on deposit in the Series 2017-1 Restricted Cash Account, is equal to the Series 2017-1 Restricted Cash Amount for such Payment Date;

(10)         To each Holder of a Class A Note on the immediately preceding Record Date, all remaining Series 2017-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero;

(11)         To each Holder of a Class B Note on the immediately preceding Record Date, all remaining Series 2017-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero;

(12)         To each Holder of a Class A Note on the immediately preceding Record Date, all Default Fees on the Class A Note and all indemnities, costs, expenses and other amounts then due and payable to the Class A Noteholders pursuant to the Series 2017-1 Related Documents;

(13)         To each Holder of a Class B Note on the immediately preceding Record Date, all Default Fees and all indemnities, costs, expenses and other amounts then due and payable to the Class B Noteholders pursuant to the Series 2017-1 Related Documents;

(14)         To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2017-1 Notes), all remaining Series 2017-1 Available Funds to be allocated to such other Series of Notes in accordance with the terms of the Series 2017-1 Supplement;

(15)         On a pro rata basis (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager, in each case calculated after giving effect to payments remaining after clause (4) above;

(16)         To the Indenture Trustee, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee after giving effect to the payment made pursuant to clause (1) above; provided, however, that to the extent such amounts have been incurred solely with respect to Series 2017-1, such amounts will be paid by Series 2017-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(17)         To each of the following on a pro rata basis: (i) to the Issuer, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments required to be made to the Manager;

(18)         If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account pursuant to this clause (17)), any remaining Series 2017-1 Available Funds will be deposited in the Excess Funding Account until such condition is remedied; and

(19)         To the Issuer, any remaining Series 2017-1 Available Funds.

(III)         If an Event of Default for Series 2017-1 shall have occurred and then be continuing and the Series 2017-1 Notes have been accelerated in accordance with the Indenture and such consequence shall not have been rescinded or annulled:

(1)           To the Indenture Trustee, an amount equal to the sum of (i) the fee payable to the Indenture Trustee with respect to Series 2017-1, (ii) all out of pocket expenses owing to the Indenture Trustee, and indemnification payments owing to the Indenture Trustee, to the extent directly attributable by the Indenture Trustee to Series 2017-1, and (iii) the product of (x) the Series 2017-1 Indenture Trustee Default Expense Allocation Percentage and (y) an amount equal to the excess of (A) all out of pocket expenses owing to the Indenture Trustee, and indemnification payments owing to the Indenture Trustee, to the extent not directly attributed by the Indenture Trustee to a specific Series, minus (B) all expenses and indemnification described in clause (A) that have been paid from the Series Account for any  other Series of Notes then Outstanding; provided, however, that to the extent that the amounts in clause (iii) have been incurred solely with respect to Series 2017-1, such amounts will be paid by Series 2017-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(2)           To the Manager, an amount equal to the sum of (i) an amount equal to the Series 2017-1 Management Fee then due and payable with respect to the Series 2017-1 Notes, and (ii) the amount of any Management Fee Arrearage then due and payable with respect to the Series 2017-1 Notes;

(3)           To the Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any unreimbursed Manager Advances made in accordance with the terms of the Management Agreement;

(4)           To each of the following on a pro rata basis: (A) to the Manager Transfer Facilitator, an amount equal to the product of (x) Manager Transfer Facilitator Fees, expenses and indemnities and (y) the Series 2017-1 Asset Allocation Percentage of any amounts incurred by the Manager Transfer Facilitator, including those related to the actual transfer from the Manager to the Back-up Manager, and (B) to Back-up Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) any Back-Up Manager fees then due and payable;

(5)           To the Independent Management Provider, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) that portion of the Independent Management Provider Fees then owing;

(6)           To the Persons entitled thereto, Issuer Expenses then due and payable, so long as the aggregate amount paid pursuant to this clause (5) in any calendar year would not exceed an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) One Hundred Thousand Dollars ($100,000);

(7)           To each Holder of a Class A Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class A Note Interest Payment (exclusive of any Default Fees on the Class A Notes) for such Payment Date;

(8)           To each Holder of a Class B Note on the immediately preceding Record Date, an amount equal to its Percentage of the Class B Note Interest Payment (exclusive of any Default Fees on the Class B Notes) for such Payment Date;

(9)           To each Holder of a Class A Note on the immediately preceding Record Date, all remaining Series 2017-1 Available Funds until the Aggregate Class A Note Principal Balance is reduced to zero;

(10)         To each Holder of a Class B Note on the immediately preceding Record Date, all remaining Series 2017-1 Available Funds until the Aggregate Class B Note Principal Balance is reduced to zero;

(11)         To each Holder of a Class A Note on the immediately preceding Record Date, all Default Fees on the Class A Note and all indemnities, costs, expenses and other amounts then due and payable to the Class A Noteholder pursuant to the Series 2017-1 Related Documents;

(12)         To each Holder of a Class B Note on the immediately preceding Record Date, all Default Fees on the Class B Notes and all indemnities, costs, expenses and other amounts then due and payable to the Class B Noteholder pursuant to the Series 2017-1 Related Documents;

(13)         To the Series Account for each other Series of Notes then Outstanding (excluding the Series 2017-1 Notes), all remaining Series 2017-1 Available Funds to be allocated to such other Series of Notes in accordance with the methodology described in the Series 2017-1 Supplement;

(14)         On a pro rata basis (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager, in each case calculated after giving effect to payments remaining after clause (4) above;

(15)         To the Indenture Trustee, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) Indenture Trustee’s Fees and indemnified amounts then due and payable to the Indenture Trustee after giving effect to the payment made pursuant to clause (1) above; provided, however, that to the extent such amounts have been incurred solely with respect to Series 2017-1, such amounts will be paid by Series 2017-1 and will not be divided among the Series according to the Asset Allocation Percentages;

(16)         To each of the following on a pro rata basis: (i) to the Issuer, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments payable to the officers, directors and/or managers of the Issuer required to be made by the Issuer, and (ii) to the Manager, an amount equal to the product of (i) the Series 2017-1 Asset Allocation Percentage and (ii) the amount of any indemnity payments required to be paid by the Manager;

(17)         If the Aggregate Required Asset Base exceeds the Aggregate Asset Base (determined prior to giving effect to any deposits to the Excess Funding Account pursuant to this clause (17)), any remaining Series 2017-1 Available Funds will be deposited into the Excess Funding Account until such condition is remedied; and

(18)         To the Issuer, any remaining Series 2017-1 Available Funds.

Section 305.          Allocation of Series 2017-1 Shared Available Funds.

(a)           All Shared Available Funds for Series 2017-1 that are available for distribution to other Series of Notes shall be allocated by the Manager to all Series of Notes then Outstanding (other than the Liquidation Deficiency Series) that have a Required Payment Deficiency on such Determination Date.  (Allocation of Shared Available Funds for Series 2017-1 to Liquidation Deficiency Series will be in accordance with paragraph (b) of this Section 305.)  Allocations shall be made to each Series having a Required Payment Deficiency in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:

First, to each Series that has not paid in full the Indenture Trustee Fees, indemnities and expenses payable by, or allocable to, such Series, the amount of such unpaid Indenture Trustee Fees, indemnities and expenses;

Second, to each Series that has not paid in full the Management Fee and Management Fee arrearages payable by, or allocable to, such Series, the amount of such unpaid Management Fee and Management Fee Arrearages;

Third, to each Series that has not paid in full the Manager Advances payable by, or allocable to, such Series, the amount of such unpaid Manager Advances;

Fourth, to each Series that has not paid in full the Manager Transfer Facilitator Fees and Back-up Management Fees payable by, or allocable to, such Series, the amount of such unpaid Manager Transfer Facilitator Fees and Back-up Management Fees and any other amount due and owing to the Manager Transfer Facilitator;

Fifth, to each Series that has not paid in full the Issuer Expenses payable by, or allocable to, such Series, the amount of such unpaid Issuer Expenses;

Sixth, to each Series that has not paid in full all interest payments (excluding Default Fees) payable with respect to the senior Class of such Series and all commitment fees payable with respect to the senior Class of such Series, the amount of such unpaid interest payments and commitment fees;

Seventh, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to one or more of the senior Class of such Series, the amount of such unpaid regularly scheduled payments;

Eighth, to each Series that has not paid in full all interest payments (excluding Default Fees) payable with respect to the subordinate Class of such Series and all commitment fees payable with respect to the subordinate Class of such Series, the amount of such unpaid interest payments and commitment fees;

Ninth, to each Series that has not paid in full all Minimum Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Minimum Principal Payment Amounts;

Tenth, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Eleventh, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the senior Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Twelfth, to each Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to the subordinate Class of such Series, the amount of such unpaid regularly scheduled payments;

Thirteenth, to each Series that has not paid in full all Minimum Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Minimum Principal Payment Amounts;

Fourteenth, to each Series that has not paid in full all Scheduled Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Fifteenth, to each Series that has not paid in full all Supplemental Principal Payment Amounts for the subordinate Class of such Series, the amount of such unpaid Supplemental Principal Payment Amounts;

Sixteenth, to each Series that has a principal reserve account (or another Series Account that serves a similar purpose), the amount necessary to restore the balance in such account to the balance specified in the related Supplement;

Seventeenth, (a) to the Manager Transfer Facilitator, any amounts due and payable to the Manager Transfer Facilitator and (b) to the Back-up Manager, any unpaid amounts due to Back-up Manager;

Eighteenth, to the Indenture Trustee, any remaining unpaid expenses and indemnified amounts;

Nineteenth, (a) to the Issuer, any unpaid indemnified amounts, and (b) to the Manager, any unpaid indemnified amounts; and

Nineteenth, to each Series of Notes that has not been paid in full, all other amounts owing to the Noteholders of such Series.

If more than one Series shall be entitled to a distribution pursuant to a particular priority set forth in the flow of funds set forth immediately above, funds shall be allocated among each such entitled Series on a pro rata basis based on the relative amount owing to each such Series pursuant to such payment priority.

(b)          After the application of the allocation set forth in the flow of funds set forth in Section 305(a) above, any remaining Shared Available Funds shall be allocated in accordance with the following order of priorities, with no payment being made at any level of priority until all prior priorities have been paid in full:

First, to each Liquidation Deficiency Series that has not paid in full the Indenture Trustee Fees, indemnities and expenses payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Indenture Trustee Fees, indemnities and expenses;

Second, to each Liquidation Deficiency Series that has not paid in full the Management Fee and Management Fee arrearages payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Management Fee and Management Fee Arrearages;

Third, to each Liquidation Deficiency Series that has not paid in full the Manager Advances payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Manager Advances;

Fourth, to each Liquidation Deficiency Series that has not paid in full the Manager Transfer Facilitator Fees and Back-up Management Fees payable by, or allocable to, such Liquidation Deficiency Series, the amount of such unpaid Manager Transfer Facilitator Fees and Back-up Management Fees and any other amount due and owing to the Manager Transfer Facilitator;

Fifth, to each Liquidation Deficiency Series that has not paid in full all interest payments (excluding Default Fees) and commitment fees payable with respect to the senior Class of such Liquidation Deficiency Series, the amount of such unpaid interest payments and commitment fees;

Sixth, to each Liquidation Deficiency Series that has not paid in full all regularly scheduled payments (excluding termination payments) owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid regularly scheduled payments;

Seventh, to each Liquidation Deficiency Series that has not paid in full all Minimum Principal Payment Amounts to the senior Class of such Liquidation Deficiency Series, the amount of such unpaid Minimum Principal Payment Amounts;

Eighth, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the senior Class of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts;

Ninth, to each Liquidation Deficiency Series that has not paid in full all termination and all other payments owing to each Interest Rate Hedge Counterparty that has entered into an Interest Rate Hedge Agreement with respect to such Liquidation Deficiency Series, the amount of such unpaid termination and other payments;

Tenth, to each Liquidation Deficiency Series that has not paid in full all Minimum Principal Payment Amounts to the subordinate Class of such Liquidation Deficiency Series, the amount of such unpaid Minimum Principal Payment Amounts; and

Eleventh, to each Liquidation Deficiency Series that has not paid in full all Scheduled Principal Payment Amounts to the subordinate Class of such Liquidation Deficiency Series, the amount of such unpaid Scheduled Principal Payment Amounts.

If more than one Liquidation Deficiency Series shall be entitled to a distribution pursuant to a particular priority set forth above, funds shall be allocated among each such entitled Liquidation Deficiency Series on a pro rata basis based on the relative amount owing to each such Liquidation Deficiency Series pursuant to such payment priority.

ARTICLE IV
Series-Specific Early Amortization Events, Series-Specific Manager Defaults, Series-Specific Events of Default and Covenants for the Series 2017-1 Notes

Section 401.          Series-Specific Early Amortization Events.

The existence of any one of the following events or conditions will constitute a “Series-Specific Early Amortization Event” for the Series 2017-1 Notes that can be enforced by the Indenture Trustee, at the direction of, and/or waived by, the Series 2017-1 Control Party:

(a)           Commencing with the thirteenth Payment Date following the Series 2017-1 Closing Date, the Series 2017-1 Interest Coverage Ratio is less than 2.50:1.00 for four consecutive Payment Dates; or

(b)           The Manager Report delivered for any Payment Date indicates that the Weighted Average Age of the Eligible Containers is greater than ten (10) years; or

(c)           A default shall occur governing any Indebtedness of CAI and/or its Subsidiaries that, individually or in the aggregate, exceeds $30,000,000, and such default continues for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity of all or part of such Indebtedness, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations.

Any Series-Specific Early Amortization Event described in the foregoing clause (a) and (b) shall, for purposes of the Series 2017-1 Related Documents, be deemed no longer to be continuing, if such condition does not exist on any two consecutive subsequent Payment Dates, immediately upon such second consecutive Payment Date.  Any Series-Specific Early Amortization Event described in the foregoing clause (c) shall, for purposes of the Series 2017-1 Related Documents, be deemed no longer to be continuing immediately upon the cure or waiver thereof for purposes of the related debt documents.  Except as described in the preceding two sentences, if a Series-Specific Early Amortization Event exists on any Payment Date, then such Series-Specific Early Amortization Event shall be deemed to continue until the Business Day on which the Series 2017-1 Control Party waives, in writing, such Series-Specific Early Amortization Event.  The Indenture Trustee shall promptly provide notice of any such waiver to each Rating Agency for the Series 2017-1 Notes.

(d)           If a Series 2017-1 Early Amortization Event shall have occurred and then be continuing, the Indenture Trustee shall have, in addition to the rights provided in the Related Documents, all rights and remedies provided under all applicable laws.

Section 402.          Series 2017-1 Manager Defaults.

(a)           The existence of any one of the following events or conditions shall constitute a Series-Specific Manager Default with respect to the Series 2017-1 Notes:

(i)           The occurrence and continuance of a Trust Manager Default.

(ii)          The Consolidated Leverage Ratio of CAI and its consolidated subsidiaries as of the last day of a fiscal quarter exceeds 4.50 to 1.00;

(iii)          A default shall occur governing any Indebtedness of CAI and/or its Subsidiaries that, individually or in the aggregate, exceeds $30,000,000, and such default continues for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof to accelerate the maturity of all or part of such Indebtedness, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(iv)         A Change of Control shall occur unless the Rating Agency Condition is satisfied in each instance.

A Series-Specific Manager Default of the type described in clause (i) above shall cease upon the cure or waiver of the Trust Manager Default in accordance with the Management Agreement.  A Series-Specific Manager Default of the type described in either clause (ii) or (iii) shall be cured upon the first subsequent date on which a Manager Report is delivered indicating that such condition does not exist on any subsequent Payment Date.  Except as set forth in the two immediately preceding sentences, any Series-Specific Manager Default shall be deemed to continue until the Business Day on which the Control Party for Series 2017-1 waives, in writing, such Series-Specific Manager Default (and any such waiver by the Control Party for Series 2017-1 of any Series-Specific Manager Default shall be binding for purposes of all Series of Notes issued under the Indenture). The Indenture Trustee shall promptly provide notice of any such waiver of a Series-Specific Manager Default to each Rating Agency for the Series 2017-1 Notes.

(b)           The Series 2017-1 Control Party may waive any Series-Specific Manager Default and may amend or consent to any amendment of the provisions of Section 402(a).

Section 403.          Series-Specific Events of Default.

(a)           Each of the following will constitute a “Series-Specific Event of Default” for the Series 2017-1 Notes:

(i)           Failure to pay (1) on any Payment Date, the full amount of the Class A Note Interest Payment and Class B Note Interest Payment on the Series 2017-1 Notes and such condition continues for three (3) Business Days, or (2) on the Series 2017-1 Legal Final Payment Date for the Unpaid Principal Balance for the Series 2017-1 Notes and such condition continues for three (3) Business Days;

(ii)          Except as dealt with in clause (i) above or included as a Trust Event of Default, breach of any covenant of the Issuer or any Seller in any Series 2017-1 Related Document, which breach (1) materially and adversely affects the interest of any Series 2017-1 Noteholder, and (2) continues for a period of 60 days after (y) an authorized officer of the Issuer or the applicable Seller first having notice thereof, or (z) notice is received from the Indenture Trustee (to the extent a responsible officer of the Indenture Trustee has received written notice or actual knowledge) or a Noteholder (subject to an additional 60-day cure period for defaults that the Issuer or Seller is diligently attempting to cure);

(iii)         Any representation or warranty of the Issuer or any Seller made in any Series 2017-1 Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, which incorrectness (1) materially and adversely affects the interest of any Series 2017-1 Noteholder, and (2) if capable of cure, continues for a period of 30 days (subject to an additional 30-day cure period for defaults that the Issuer or Seller is diligently attempting to cure); or

(iv)         The Indenture Trustee shall fail to have a first priority perfected security interest in the Series Specific Collateral for the Series 2017-1 Notes.

(b)           Upon the occurrence and during the continuance of a Series-Specific Event of Default, the Control Party may (i) declare the Series 2017-1 Notes to be immediately due and payable, (ii) institute judicial proceedings for collection of the Series 2017-1 Notes, (iii) direct a sale of the Collateral, or a partial sale of, the Collateral in accordance with the terms of the Indenture, (iv) exercise any other remedies that may be available to the Series 2017-1 Noteholder under the Indenture or Applicable Law, and (v) exercise remedies with respect to the Series 2017-1 Series-Specific Collateral.

(c)           The Control Party may waive any Series-Specific Event of Default set forth in clauses (ii), (iii) and (iv) above.  Each affected Series 2017-1 Noteholder must waive a Series-Specific Event of Default of the type described in clause (i) above.  Subject to the restrictions set forth in Section 705(b), the Control Party may amend or consent to any amendment of the provisions of Section 403(a).

Section 404.          Series 2017-1 Management Fee.

As contemplated by the Management Agreement, the Manager shall be entitled to a management fee for Series 2017-1 for each Collection Period in an amount equal to the Series 2017-1 Management Fee.

Section 405.          Additional Covenants.  In addition to the covenants set forth in Article VI of the Indenture, the Issuer hereby makes the following additional covenants for the benefit of the Series 2017-1 Noteholders:

(a)           Rule 144A.  So long as any of the Series 2017-1 Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, unless it becomes subject to and complies with the reporting requirements of Section 13 or 15(d) of the Exchange Act, or rule 12g3-2(b) thereunder, (i) provide to any Series 2017-1 Noteholder of such restricted securities, or to any prospective Series 2017-1 Noteholder of such restricted securities designated by a Series 2017-1 Noteholder, upon the request of such Series 2017-1 Noteholder or prospective Series 2017-1 Noteholder, any information required to be provided by Rule 144A(d)(4) under the Securities Act and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Series 2017-1 Noteholder.

(b)           Use of Proceeds.  The Issuer will apply the net proceeds from the sale of the Offered Notes: (i) to pay the purchase price of Eligible Containers to be acquired from CAL on the Closing Date, (ii) to fund the initial deposit into the Series 2017-1 Restricted Cash Account, (iii) to pay the costs of issuance of the Series 2017-1 Notes and (iv) for other general business purposes.

(c)           Perfection Requirements.  The Issuer will not (x) change any of (i) its corporate name, (ii) the name under which it does business or (iii) the jurisdiction in which it is incorporated or (y) amend any provision of its memorandum of association or bye-laws, in each case, without the prior written consent of the Series 2017-1 Control Party.  The Issuer shall make such filing and take such actions as the Series 2017-1 Noteholder may request in order to maintain the Lien of the Indenture Trustee in the Collateral.

(d)           United States Federal Income Tax Election.  The Issuer shall not make an election to be classified as an association taxable as a corporation pursuant to Section 301.7701-3 of the United States Treasury Regulations.

Section 406.          Back-up Manager Event.  A Back-up Manager Default will occur with respect to Series 2017-1 if the Consolidated Leverage Ratio of CAI and its consolidated subsidiary of the last day of a fiscal quarter exceeds 4.25 to 1.00.

ARTICLE V
Conditions to Issuance

Section 501.          Conditions to Issuance.  The Indenture Trustee shall not authenticate the Series 2017-1 Notes unless the Issuer shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Series 2017-1 Note Purchase Agreement, other than the condition precedent set forth in Section 8(p) thereof, shall have been satisfied or waived.

ARTICLE VI
Representations and Warranties

To induce the Series 2017-1 Noteholders to purchase the Series 2017-1 Notes hereunder, the Issuer hereby represents and warrants as of the Closing Date to the Indenture Trustee for the benefit of the Series 2017-1 Noteholders that:

Section 601.          Existence.  The Issuer is a company duly incorporated, validly existing and in compliance under the laws of Bermuda.  The Issuer is in good standing and is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon the Issuer and in each jurisdiction in which a failure to so qualify would materially and adversely affect the ability of the Indenture Trustee to enforce its security interest in the Collateral.

Section 602.          Authorization.  The Issuer has the necessary corporate power and is duly authorized to execute and deliver this Supplement and the other Series 2017-1 Related Documents to which it is a party; the Issuer is and will continue to be duly authorized to borrow monies hereunder; and the Issuer is and will continue to be authorized to perform its obligations under this Supplement and under the other Series 2017-1 Related Documents.  The execution, delivery and performance by the Issuer of this Supplement and the other Series 2017-1 Related Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, shareholder or any other Person which has not already been obtained.

Section 603.          No Conflict; Legal Compliance.  The execution, delivery and performance of this Supplement and each of the other Series 2017-1 Related Documents and the execution, delivery and payment of the Series 2017-1 Notes will not: (a) contravene any provision of the Issuer’s Bye-Laws or Memorandum of Association; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under the Indenture, the Series 2017-1 Related Documents, any other indenture or other loan or credit agreement, or other agreement or instrument to which the Issuer is a party or by which the Issuer, or its property and assets may be bound or affected. The Issuer is not in violation or breach of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party.

Section 604.          Validity and Binding Effect.  This Supplement is, and each Series 2017-1 Related Document to which the Issuer is a party, when duly executed and delivered, will be, the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 605.          Financial Statements.  Since December 31, 2016, there has been no Material Adverse Change in the financial condition of any of the Issuer, the Seller or the Manager.

Section 606.          Place of Business.  The sole “place of business” (within the meaning of Section 9-307 of the UCC) of the Issuer is located at Century House, 16 Par-la-Ville Road, Hamilton HM HX, Bermuda.  The Issuer does not maintain an office or assets in the United States, other than (i) the Trust Account, the Series 2017-1 Restricted Cash Account, the Excess Funding Account, the Defaulted Lease Account and the Series 2017-1 Series Account and (ii) off-hire containers located in depots in the United States and Managed Containers described in Section 606(g) of the Indenture and Leases pursuant to Section 7.7 of the Management Agreement.

Section 607.          No Agreements or Contracts.  The Issuer is not a party to any contract or agreement (whether written or oral) other than the Related Documents.

Section 608.          Consents and Approvals.  No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Issuer or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Issuer is a party or by which the Issuer is bound, is required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2017-1 Related Documents, except for those approvals, authorizations and consents that have been obtained on or prior to the Closing Date.  All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Issuer in order to make or consummate the transactions contemplated under the Series 2017-1 Related Documents have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect.

Section 609.          Margin Regulations.  The Issuer does not own any “margin security”, as that term is defined in Regulation U of the Federal Reserve Board, and the proceeds of the Series 2017-1 Notes issued under this Supplement will be used only for the purposes contemplated hereunder. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Supplement to be considered a “purpose credit” within the meaning of Regulations T, U and X.  The Issuer will not take or permit any agent acting on its behalf to take any action which might cause this Supplement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

Section 610.          Taxes.  All federal, state, local and foreign Tax returns, reports and statements required to be filed by the Issuer have been filed with the appropriate Governmental Authorities, and all Taxes and other impositions shown thereon to be due and payable by the Issuer have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Issuer is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP in the financial statements provided to the Series 2017-1 Noteholders pursuant to Section 626 of the Indenture.  The Issuer has paid when due and payable all material charges upon the books of the Issuer and no Governmental Authority has asserted any Lien against the Issuer with respect to unpaid Taxes. Proper and accurate amounts have been withheld by the Issuer from its employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities.

Section 611.          Investment Company Act of 1940.  The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act. The Issuer is not an “investment company” as defined in Section 3(a)(1) of the Investment Company Act, although other exemptions or exclusions may be available.  The Issuer is not relying on the exemptions set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.  The Issuer is structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Section 612.          Solvency and Separateness.

(a)           The capital of the Issuer is adequate for the business and undertakings of the Issuer.

(b)           Other than with respect to the transactions contemplated hereby and by the other Related Documents (including without limitation the Management Agreement and the Contribution and Sale Agreement), the Issuer is not engaged in any business transactions with the Sellers or the Manager.

(c)           The bye-laws of the Issuer provide that the Issuer shall have three directors of which one director shall be an Independent Director (as defined in such bye-laws).  No action can be taken to institute voluntary Insolvency Proceedings on behalf of the Issuer unless such action shall have been approved or authorized by (x) all of the Directors (which approval shall include the Independent Director) and  (y) a resolution of the Members of the Issuer representing one hundred percent (100%) of all shares of the Issuer then issued and outstanding.

(d)           The Issuer’s funds and assets are not, and will not be, commingled with those of the Seller or the Manager, except as permitted by the Management Agreement.

(e)           The bye-laws of the Issuer require it to maintain correct and complete books and records of account, and Bermuda law requires it to maintain minutes of the meetings and other proceedings of its members.

(f)            The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by the Series 2017-1 Related Documents and after giving effect to such transactions, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business nor will the Issuer have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature.  The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, trustee or similar official in respect of the Issuer or any of its assets.

Section 613.          Title; Liens.  On the Closing Date, the Issuer will have good, legal and marketable title to each of its respective assets, and none of such assets is subject to any Lien, except for Permitted Encumbrances.

Section 614.          No Default.  No Trust Event of Default, Series-Specific Event of Default, Trust Early Amortization Event, Series-Specific Early Amortization Event, Trust Manager Default, or Series-Specific Manager Default (or event or condition which with the giving of notice or passage of time or both would become a Trust Event of Default, Series-Specific Event of Default, Trust Early Amortization Event, Series-Specific Early Amortization Event Trust Manager Default, or Series-Specific Manager Default) has occurred and is continuing.

Section 615.          Litigation and Contingent Liabilities.  No claims, litigation, arbitration proceedings or governmental Proceedings by any Governmental Authority are pending or threatened against or are affecting the Issuer or any of its Affiliates the results of which might interfere with the consummation of any of the transactions contemplated by this Supplement or any document issued or delivered in connection herewith.

Section 616.          Subsidiaries.  The Issuer has no subsidiaries.

Section 617.          No Partnership.  The Issuer is not a partner or joint venturer in any partnership or joint venture.

Section 618.          Pension and Welfare Plans.  No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or reportable event (within the meaning of section 4043 of ERISA), has occurred with respect to any Plan of the Issuer or any ERISA Affiliate.  The present value of all benefit liabilities under all Plans of the Issuer or any ERISA Affiliate subject to Title IV of ERISA, as defined in Section 4001(a)(16) of ERISA, exceeds the fair market value of all assets of Plans subject to Title IV of ERISA (determined as of the most recent valuation date for such Plan on the basis of assumptions prescribed by the Pension Benefit Guaranty Corporation for the purpose of Section 4044 of ERISA), by no more than $1.9 million.  Neither the Issuer nor any ERISA Affiliate is subject to any present or potential withdrawal liability pursuant to Title IV of ERISA and no multi-employer plan (with the meaning of Section 4001(a)(3) of ERISA) to which the Issuer or any ERISA Affiliate has an obligation to contribute or any liability, is or is likely to be disqualified for Tax purposes, in reorganization within the meaning of Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA).  No liability (other than liability to make periodic contributions to fund benefits) with respect to any Plan of the Issuer, or Plan subject to Title IV of ERISA or any ERISA Affiliate, has been, or is expected to be, incurred by the Issuer or an ERISA Affiliate, either directly or indirectly.  All Plans of the Issuer are in material compliance with ERISA and the Code.  No lien under Section 412 of the Code or 302(f) of ERISA or requirement to provide security under the Code or ERISA has been or is reasonably expected by the Issuer to be imposed on its assets.  The Issuer does not have any obligation under any collective bargaining agreement.  As of the Closing Date, the Issuer is not an employee benefit plan with the meaning of ERISA or a “plan” within the meaning of Section 4975 of the Code and assets of the Issuer do not constitute “plan assets” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor.

Section 619.          Ownership of the Issuer.  As of the Closing Date, all of the shares of the Issuer are owned by Container Applications Limited, a company organized under the laws of Barbados.

Section 620.          Security Interest Representations.

(a)           This Supplement creates a valid and continuing security interest (as defined in the UCC) in the Series 2017-1 Specific Collateral in favor of the Indenture Trustee, for the benefit of the Series 2017-1 Noteholders, which security interest is prior to all other Liens (other than Permitted Encumbrances), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)           The Managed Containers constitute “goods” or “inventory” within the meaning of the applicable UCC.  The Leases constitute “tangible chattel paper” within the meaning of the UCC.  The lease receivables constitute “accounts” or “proceeds” of the Leases within the meaning of the UCC.  The Trust Account, the Series 2017-1 Restricted Cash Account, the Excess Funding Account and the Series 2017-1 Series Account constitute “securities accounts” within the meaning of the UCC.  The Issuer’s contractual rights under the Contribution and Sale Agreement and the Management Agreement constitute “general intangibles” within the meaning of the UCC.

(c)           The Issuer owns and has good and marketable title to the Collateral and the Series-Specific Collateral, free and clear of any Lien (whether senior, junior or pari passu), claim or encumbrance of any Person, except for Permitted Encumbrances.

(d)           The Issuer has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and any Series-Specific Collateral granted to the Indenture Trustee in this Supplement and the Indenture.  All financing statements filed against the Issuer in favor of the Indenture Trustee in connection herewith describing the Collateral and any Series-Specific Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(e)           Other than the security interest granted to the Indenture Trustee pursuant to this Supplement and the Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral and any Series-Specific Collateral, except as permitted pursuant to the Indenture.  The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral and any Series-Specific Collateral other than any financing statement or document of similar import (i) relating to the security interest granted to the Indenture Trustee in this Supplement or the Indenture or (ii) that has been terminated.  The Issuer is not aware of any judgment or Tax lien filings against the Issuer.

(f)            The Issuer has received a written acknowledgment from the Manager that the Manager or an Affiliate thereof is holding the Leases, to the extent they relate to the Managed Containers, on behalf of, and for the benefit of, the Indenture Trustee and the other Persons set forth in the Indenture.  None of the Leases that constitute or evidence the Collateral and any Series-Specific Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person.  The Seller has caused the filing of all appropriate financing statements or documents of similar import in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Issuer (and the Indenture Trustee as its assignee) in the Leases (to the extent that such Leases relate to the Managed Containers) granted to the Issuer in the Contribution and Sale Agreement.

(g)           The Issuer has received all necessary consents and approvals required by the terms of the Collateral and any Series-Specific Collateral to the pledge to the Indenture Trustee of its interest and rights in such Collateral and any Series-Specific Collateral hereunder or under the Indenture.

(h)           The Issuer has taken all steps necessary to cause Wells Fargo Bank, National Association (in its capacity as securities intermediary) to identify in its records the Indenture Trustee as the Person having a Securities Entitlement in each of the Trust Account, the Series 2017-1 Restricted Cash Account, the Excess Funding Account, the Defaulted Lease Account and the Series 2017-1 Series Account.

(i)            The Trust Account, the Series 2017-1 Restricted Cash Account, the Excess Funding Account, the Defaulted Lease Account and Series 2017-1 Series Account are not in the name of any Person other than the Issuer or the Indenture Trustee.  The Issuer has not consented to Wells Fargo Bank, National Association (as the Securities Intermediary of the Trust Account, the Series 2017-1 Restricted Cash Account, the Excess Funding Account, the Defaulted Lease Account and the Series 2017-1 Series Account) entering into any agreement in which it has agreed to comply with entitlement orders of any Person other than the Indenture Trustee.

(j)            All Eligible Investments owned by the Issuer have been and will have been credited to one of the Trust Account, the Excess Funding Account, the Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account.  The securities intermediary for each of the Trust Account, the Excess Funding Account, the Series 2017-1 Restricted Cash Account and the Series 2017-1 Series Account has agreed to treat all assets credited to the Trust Account, the Excess Funding Account, the Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account as “financial assets” within the meaning of the UCC.

(k)           The Issuer has delivered to Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Trust Account, the Excess Funding Account, the Series 2017-1 Restricted Cash Account, the Defaulted Lease Account and the Series 2017-1 Series Account without further consent by the Issuer.

(l)            No creditor of the Issuer (other than (x) with respect to the Managed Containers, the related Lessee and (y) the Manager in its capacity as Manager under the Management Agreement) has in its possession any goods that constitute or evidence the Collateral or any Series-Specific Collateral.

The falsity of any of the representations and warranties set forth in this Section 620 may be waived by the Indenture Trustee, only with the prior written consent of the Control Party and with the prior satisfaction of the Rating Agency Condition.

Section 621.          ERISA Lien.  As of the Closing Date, the Issuer has not received notice that any Lien arising under ERISA has been filed against the assets of the Issuer.

Section 622.          Survival of Representations and Warranties.  So long as any of the Series 2017-1 Notes shall be Outstanding and until payment and performance in full of the Outstanding Obligations relating to the Series 2017-1 Notes or otherwise under this Supplement, the representations and warranties contained herein shall have a continuing effect as having been true when made.

ARTICLE VII
Miscellaneous Provisions

Section 701.          Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 702.          Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Supplement by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

Section 703.          Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 704.          Notices.  All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: MAC N9300-061, 600 S. 4th Street, Minneapolis, MN 55479; Attention:  Corporate Trust Services - Asset-Backed Administration, Telephone: (612) 667-8058, Facsimile: (612) 667-3464 (b) in the case of the Issuer, at the following address: Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Telephone:  (441) 295-5950, Telefax:  (441) 292-4720, Attention:  Secretary, with a copy to each:  (i) CAI at its address at 1 Market Plaza, Suite 900, San Francisco, CA 94105, Telephone:  (415) 788-0100, Telefax:  (415) 788-3430, Attention:  CEO & CFO, (ii) Container Applications Limited at its address at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, Telephone:  (246) 430-5310, Telefax:  (246) 430-5312, Attention:  CEO and CFO, (c) in the case of Standard & Poor’s, at the following address: Standard & Poor’s Ratings Services, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: CDO Surveillance Group, or (d) at such other address as shall be designated by such party in a written notice to the other parties.  Any notice required or permitted to be given to a Series 2017-1 Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Series 2017-1 Noteholder as shown in the Note Register or to the telephone and fax number furnished by such Series 2017-1 Noteholder. Notice shall be effective and deemed received (A) upon receipt, if sent by courier or U.S. mail, (B) upon receipt of confirmation of transmission, if sent by facsimile, or (C) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms hereof with respect to any Series shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series.

Section 705.          Amendments and Modifications.

(a)           Subject to the provisions of Sections 705(b) through (e), the terms of this Supplement may be waived, modified or amended in accordance with the provisions of this Supplement in a written instrument signed by each of the Issuer and the Indenture Trustee. For purposes of clarification, no change in the Depreciation Policy, for purposes other than calculating the Asset Base, by operation of paragraph (ii) of the definition of “Depreciation Policy” shall be deemed an amendment or modification to this Supplement subject to the requirements of this Section 705.

(b)           Notwithstanding Section 705(a), but subject to Section 705(d), without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)            to add to the covenants of the Issuer in this Supplement for the benefit of the Series 2017-1 Noteholders, or to surrender any right or power conferred upon the Issuer in this Supplement;

(ii)          to cure any ambiguity, to correct or supplement any provision in this Supplement that may be inconsistent with any other provision in this Supplement, or to make any other provisions with respect to matters or questions arising under this Supplement;

(iii)         to correct or amplify the description of any property at any time subject to the Lien created pursuant to this Supplement, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien created pursuant to this Supplement, or to subject additional property to the Lien of this Supplement;

(iv)         to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Series 2017-1 Notes, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer with respect to the Series 2017-1 Notes;

(v)          to convey, transfer, assign, mortgage or pledge any additional property to the Indenture Trustee for the benefit of the Series 2017-1 Noteholders;

(vi)         conform to the terms of this Supplement to the terms of the offering memorandum for such Series of Notes;

(vii)        to decrease any component of the Class A Advance Rate or the Class B Advance Rate; or

(viii)       to add any additional Series-Specific Events of Default, Series-Specific Early Amortization Events or Series-Specific Manager Defaults for the Series 2017-1 Notes.

(c)            If Section 705(b) does not apply to an amendment, modification or waiver of this Supplement, then the Issuer and the Indenture Trustee (acting at the direction of, and with the consent of, the Series 2017-1 Control Party) may enter into an amendment, modification or waiver for the purpose of adding any provisions to, or changing in any manner or eliminating any of, the provisions of this Supplement or of modifying in any manner the rights of the Series 2017-1 Noteholders under this Supplement; provided, however, that no such amendment, modification or waiver shall, without the consent of each Holder of a Series 2017-1 Note:

(i)           reduce the principal amount of any Series 2017-1 Note of such Holder, lengthen the Legal Final Payment Date of any Series 2017-1 Note of such Holder, reduce the rate of interest payable on any Series 2017-1 Note of such Holder, amend the allocation methodology set forth for payments from the Series 2017-1 Series Account (other than to increase the amount of any allocation) or change the date on which or the amount of which, or the place of payment where, or the coin or currency in which, any Series 2017-1 Note of such Holder or the interest thereon, is payable, or impair the right of such Holder to institute suit for the enforcement of any such payment on or after the Legal Final Payment Date of any Series 2017-1 Note of such Holder;

(ii)           modify any provision of this Supplement which specifies that such provision cannot be modified or waived without the consent of each Series 2017-1 Noteholder affected thereby;

(iii)          modify or alter this proviso;

(iv)         amend the definition of “Class A Asset Base” or “Series 2017-1 Asset Base” (provided, however, that an amendment to the Depreciation Policy shall not be deemed to constitute an amendment to the definition of “Class A Asset Base” or “Series 2017-1 Asset Base”), “Series 2017-1 Asset Allocation Percentage”, “Series 2017-1 Required Overcollateralization Percentage” or “Control Party” or to increase the Class A Advance Rate or the Class B Advance Rate; or

(v)          permit the creation of any Lien ranking prior to, or on a parity with, the Lien in the Series-Specific Collateral for Series 2017-1 created pursuant to this Supplement or terminate the Lien in the Series-Specific Collateral for Series 2017-1 on any property at any time subject to the Lien in the Series-Specific Collateral for Series 2017-1 or deprive in any material respect the Series 2017-1 Noteholders of the security afforded by the Lien in the Series-Specific Collateral for Series 2017-1, except as otherwise permitted in this Supplement.

(d)           The obligation of the Indenture Trustee to execute and deliver a waiver, modification or amendment with respect to this Supplement is subject to the satisfaction of all of the following conditions:

(i)            the Issuer shall have given the Indenture Trustee and the Manager not less than two days’ notice of such amendment and a copy of such proposed amendment, it being understood that the Indenture Trustee and the Manager from time to time may waive the right to receive such notice;

(ii)          such amendment either (A) will not result in a Trust Early Amortization Event or a Trust Event of Default or cause the Aggregate Required Asset Base to exceed the Aggregate Asset Base (in each case calculated after giving effect to such proposed amendment) or (B) in all other cases shall have been approved in accordance with the terms of the Indenture, and in either case the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating the foregoing;

(iii)          such other conditions as shall be specified in such amendment; and

(iv)         the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (iii) have been satisfied.

(e)           Notwithstanding Sections 705(a) through (d), any provisions of Section 401, 402 and 403 may be waived or amended in a written instrument signed by each of the Issuer and the Series 2017-1 Control Party.

(f)            Prior to the execution of any written instrument pursuant to this Section 705, the Issuer shall provide a written notice to the Rating Agency (if any) setting forth in general terms the substance of any such written instrument.

(g)           Promptly after the execution by the Issuer and the Indenture Trustee of any written instrument pursuant to this Section 705, the Indenture Trustee shall mail to the Series 2017-1 Noteholders and the Rating Agency (if any) a copy of the text of such written instrument. Any failure of the Indenture Trustee to mail such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such written instrument.

(h)           (i)            Any amendment or waiver of any Series-Specific Early Amortization Event, Series-Specific Manager Default or Series-Specific Event of Default in accordance with this Section 705 shall be effective for purposes of all Series of Notes (and, similarly, any amendment or waiver of any Series-Specific Early Amortization Event for any other Series of Notes, Series-Specific Manager Default for any other Series of Notes or Series-Specific Event of Default for any other Series of Notes in accordance with the provisions of the related Supplement shall be effective for purposes of the Series 2017-1 Notes).

(ii)            Any amendment or waiver of any Trust Early Amortization Event, Trust Manager Default or Trust Event of Default in accordance with this Section 705 shall be effective as applied to Series 2017-1 only (and not for purposes of any other Series of Notes), unless similarly amended or waived in accordance with the Indenture or the related Supplement for any other Series of Notes.

Section 706.          Consent to Jurisdiction.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS SUPPLEMENT, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 707.          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES 2017-1 RELATED DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 708.          Successors.  This Supplement shall inure to the benefit of and be binding upon the Issuer, the Indenture Trustee and, by its acceptance of any Series 2017-1 Note or any legal or beneficial interest therein, each Series 2017-1 Noteholder, and each of such Person’s successors and assigns.

Section 709.          Nonpetition Covenant.  Each Series 2017-1 Noteholder by its acquisition of a Series 2017-1 Note shall be deemed to covenant and agree that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 710.          Recourse Against the Issuer.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Issuer as contained in this Supplement or any other agreement, instrument or document entered into by the Issuer pursuant hereto or in connection herewith shall be had against any administrator of the Issuer or any incorporator, affiliate, shareholder, officer, employee, manager or director of the Issuer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Issuer contained in this Supplement and all of the other agreements, instruments and documents entered into by the Issuer pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Issuer, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Issuer or any incorporator, shareholder, affiliate, officer, employee, manager or director of the Issuer or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Issuer contained in this Supplement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Issuer and each incorporator, shareholder, affiliate, officer, employee, manager or director of the Issuer or of any such administrator, as such, or any of them, for breaches by the Issuer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Supplement.  The provisions of this Section 710 shall survive the termination of this Supplement.

Section 711.          Reports, Financial Statements and Other Information to Series 2017-1 Noteholders.  The Indenture Trustee will make available promptly upon receipt thereof to the Series 2017-1 Noteholders via the Indenture Trustee’s internet website at www.CTSLink.com the financial statements referred to in Section 7.2 of the Management Agreement, the Manager Report, the Asset Base Report, and the annual insurance confirmation; provided, that, as a condition to access to the Indenture Trustee’s website, the Indenture Trustee shall require each such Series 2017-1 Noteholder to execute the Indenture Trustee’s standard form documentation, and upon such execution, each such Series 2017-1 Noteholder shall be deemed to have certified to the Indenture Trustee it (i) is a Series 2017-1 Noteholder, (ii) understands that such items contain material nonpublic information (within the meaning of U.S. Federal Securities laws), (iii) is requesting the information solely for use in evaluating such party’s investment in the Series 2017-1 Notes and will keep such information strictly confidential (with such exceptions and restrictions to distribution of the information as are more fully set forth in the information request certification) and (iv) is not a Competitor. Each time a Series 2017-1 Noteholder accesses the internet website, it will be deemed to have confirmed the representations and warranties made pursuant to the confirmation as of the date of such access. The Indenture Trustee will provide the Issuer with copies of such information request certification. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s customer service desk at (866) 846-4526.  The Indenture Trustee makes no representation or warranty as to the accuracy of such documents and assumes no responsibility.

Section 712.          Patriot Act.  The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Indenture Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee.  Each party hereby agrees that it shall provide the Indenture Trustee with such information as the Indenture Trustee may request that will help Indenture Trustee to identify and verify each party's identity, including without limitation each party's name, physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 713.          Definitive Notes.  To the extent that Definitive Notes are issued hereunder, each relevant Series 2017-1 Noteholder provide Noteholder Tax Identification Information (including, if requested, a transfer statement in accordance with Treasury Regulation section 1.6045A-1(a)(1)) requested by the Indenture Trustee to comply with its cost basis reporting obligations under the Code.  Each Noteholder or holder of an interest in a Note, by acceptance of such Series 2017-1 Note or such interest in such Series 2017-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information referred to in the preceding sentence as requested from time to time by the Issuer or the Indenture Trustee.

Section 714.          Noteholder Information.  Each Noteholder or holder of an interest in a Series 2017-1 Note, by acceptance of such Series 2017-1 Note or such interest in such Series 2017-1 Note, will be deemed to have agreed to provide the Issuer and the Indenture Trustee with such Noteholder Tax Identification Information as requested from time to time by the Issuer or the Indenture Trustee.  Each Noteholder or holder of an interest in a Series 2017-1 Note will be deemed to understand that each of the Issuer and the Indenture Trustee has the right to (i) withhold tax (including, without limitation, FATCA Withholding Tax) on interest and other applicable amounts under the Code (without any corresponding gross-up) payable with respect to each holder of a Series 2017-1 Note, or to any beneficial owner of an interest in a Series 2017-1 Note, that fails to comply with the foregoing requirements, fails to establish an exemption of such withholding or as otherwise required under the Code or other Applicable Law (including, for the avoidance of doubt, FATCA) and (ii) provide such information and documentation and any other information concerning its interest in the applicable Series 2017-1 Note to the IRS and any other relevant U.S. or foreign tax authority. Upon request from the Indenture Trustee, the Issuer will provide such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

[Signature pages follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

CAL FUNDING III LIMITED

By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

Series 2017-1 Supplement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ G. Brad Martin

Name:	G. Brad Martin

Title:	Vice President

Series 2017-1 Supplement

Acknowledged by:	CONTAINER APPLICATIONS LIMITED,
as Manager

	By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

Acknowledged by:	CAI INTERNATIONAL INC.,
as Sub-Manager

	By:	/s/ Timothy B. Page

Name:	Timothy B. Page

Title:	Chief Financial Officer

Series 2017-1 Supplement

EXHIBIT A-1

FORM OF 144A BOOK-ENTRY NOTE

UNLESS THIS SERIES 2017-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2017-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SERIES 2017-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2017-1 NOTE, AGREES THAT SUCH SERIES 2017-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

1

EACH PURCHASER OF A SERIES 2017-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (I) EITHER (1) IT IS NOT ACQUIRING THE SERIES 2017-1 NOTE WITH THE ASSETS OF A PLAN; OR (2) (A) THE ACQUISITION AND HOLDING OF THE SERIES 2017-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE  AND (B) THE SERIES 2017-1 NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE SERIES 2017-1 NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DEPARTMENT OF LABOR REGULATIONS SECTION 2510.101, AND AGREES TO SO TREAT THE SERIES 2017-1 NOTE; AND (II) IT WILL NOT SELL OR OTHERWISE TRANSFER THE SERIES 2017-1 NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE SERIES 2017-1 NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN CLAUSE (I) OF THIS PARAGRAPH.

THIS SERIES 2017-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

2

CAL FUNDING III LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2017-1, [CLASS A][CLASS B]

$[XX]	CUSIP No.:_____________
No. 1
_____________ ___,20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding III Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX.00 Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2017-1 Supplement, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2017-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2017-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2017-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2017-1 Supplement.

Payment of the principal of and interest on this Series 2017-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2017-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2017-2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2017-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2017-1 Supplement.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2017-1 Supplement.

This Series 2017-1 Note is transferable as provided in the Indenture and the Series 2017-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2017-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

3

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2017-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2017-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2017-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2017-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2017-1 Note and on all future holders of this Series 2017-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2017-1 Note.  Supplements and amendments to the Indenture and the Series 2017-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2017-1 Supplement.

The Holder of this Series 2017-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2017-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2017-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2017-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2017-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2017-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2017-1 Supplement.

Each purchaser of a Series 2017-1 Note will be deemed to represent and warrant to each Initial Purchaser, the Issuer, the Indenture Trustee and the Manager that either (i) it is not acquiring the Series 2017-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the acquisition and holding of the Series 2017-1 Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Each Holder of a Series 2017-1 Note (i) agrees to treat this Series 2017-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2017-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2017-1 Related Documents.

4

This Series 2017-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2017-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2017-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2017-1 Supplement, the provisions of the Indenture or Series 2017-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2017-1 Supplement and the issuance of this Series 2017-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2017-1 Note shall not be entitled to any benefit under the Indenture and the Series 2017-1 Supplement, or be valid or obligatory for any purpose.

5

IN WITNESS WHEREOF, CAL FUNDING III LIMITED has caused this Series 2017-1 Note to be duly executed by its duly authorized representative, on this __th day of May 2017.

CAL FUNDING III LIMITED

By:
Name:
Title:

This Series 2017-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2017-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-2

FORM OF REGULATION S TEMPORARY BOOK-ENTRY NOTE

UNLESS THIS SERIES 2017-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2017-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SERIES 2017-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2017-1 NOTE, AGREES THAT SUCH SERIES 2017-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

1

EACH PURCHASER OF A SERIES 2017-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (I) EITHER (1) IT IS NOT ACQUIRING THE SERIES 2017-1 NOTE WITH THE ASSETS OF A PLAN; OR (2) (A) THE ACQUISITION AND HOLDING OF THE SERIES 2017-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE  AND (B) THE SERIES 2017-1 NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE SERIES 2017-1 NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DEPARTMENT OF LABOR REGULATIONS SECTION 2510.101, AND AGREES TO SO TREAT THE SERIES 2017-1 NOTE; AND (II) IT WILL NOT SELL OR OTHERWISE TRANSFER THE SERIES 2017-1 NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE SERIES 2017-1 NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN CLAUSE (I) OF THIS PARAGRAPH.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE SERIES 2017-1 NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE SERIES 2017-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2017-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2017-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2017-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE AND THE SUPPLEMENT.

THIS SERIES 2017-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2017-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

2

THIS SERIES 2017-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

3

CAL FUNDING III LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2017-1, [CLASS A][CLASS B]

$[XX]	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding III Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2017-1 Supplement, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2017-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2017-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2017-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2017-1 Supplement.

Payment of the principal of and interest on this Series 2017-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2017-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2017-2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2017-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2017-1 Supplement.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2017-1 Supplement.

This Series 2017-1 Note is transferable as provided in the Indenture and the Series 2017-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2017-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

4

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2017-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2017-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2017-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2017-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2017-1 Note and on all future holders of this Series 2017-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2017-1 Note.  Supplements and amendments to the Indenture and the Series 2017-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2017-1 Supplement.

The Holder of this Series 2017-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2017-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2017-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2017-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2017-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2017-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2017-1 Supplement.

Each purchaser of a Series 2017-1 Note will be deemed to represent and warrant to each Initial Purchaser, the Issuer, the Indenture Trustee and the Manager that either (i) it is not acquiring the Series 2017-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the acquisition and holding of the Series 2017-1 Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Each Holder of a Series 2017-1 Note (i) agrees to treat this Series 2017-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2017-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2017-1 Related Documents.

5

This Series 2017-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2017-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2017-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2017-1 Supplement, the provisions of the Indenture or Series 2017-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2017-1 Supplement and the issuance of this Series 2017-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2017-1 Note shall not be entitled to any benefit under the Indenture and the Series 2017-1 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, CAL FUNDING III LIMITED has caused this Series 2017-1 Note to be duly executed by its duly authorized representative, on this __th day of May 2017.

CAL FUNDING III LIMITED

By:
Name:
Title:

This Series 2017-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2017-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-3

FORM OF UNRESTRICTED BOOK-ENTRY NOTE

UNLESS THIS SERIES 2017-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRANSFEROR OF SUCH NOTE (THE “TRANSFEROR”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES 2017-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR THE USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SERIES 2017-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2017-1 NOTE, AGREES THAT SUCH SERIES 2017-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

1

EACH PURCHASER OF A SERIES 2017-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (I) EITHER (1) IT IS NOT ACQUIRING THE SERIES 2017-1 NOTE WITH THE ASSETS OF A PLAN; OR (2) (A) THE ACQUISITION AND HOLDING OF THE SERIES 2017-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE  AND (B) THE SERIES 2017-1 NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE SERIES 2017-1 NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DEPARTMENT OF LABOR REGULATIONS SECTION 2510.101, AND AGREES TO SO TREAT THE SERIES 2017-1 NOTE; AND (II) IT WILL NOT SELL OR OTHERWISE TRANSFER THE SERIES 2017-1 NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE SERIES 2017-1 NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN CLAUSE (I) OF THIS PARAGRAPH.

EACH INVESTOR THAT IS A PERSON WHO IS NOT A U.S. PERSON AND TO WHOM THE OFFER AND SALE OF THE SERIES 2017-1 NOTES MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S (“PERMITTED NON-U.S. PERSON”) UNDERSTANDS THAT THE SERIES 2017-1 NOTES HAVE NOT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, THAT ANY OFFERS, SALES OR DELIVERIES OF THE SERIES 2017-1 NOTES PURCHASED BY IT IN THE UNITED STATES OR TO U.S. PERSONS PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE DISTRIBUTION OF THE SERIES 2017-1 NOTES AND (II) THE CLOSING DATE, MAY CONSTITUTE A VIOLATION OF UNITED STATES LAW, AND THAT DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE MADE IN RESPECT OF SUCH SERIES 2017-1 NOTES ONLY FOLLOWING THE DELIVERY BY THE HOLDER OF A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP OR THE EXCHANGE OF BENEFICIAL INTEREST IN REGULATION S TEMPORARY BOOK-ENTRY NOTES FOR BENEFICIAL INTERESTS IN THE RELATED UNRESTRICTED BOOK-ENTRY NOTES (WHICH IN EACH CASE WILL ITSELF REQUIRE A CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP), AT THE TIMES AND IN THE MANNER SET FORTH IN THE INDENTURE AND THE SUPPLEMENT.

THIS SERIES 2017-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMPLETION OF THE DISTRIBUTION OF THE SERIES 2017-1 NOTES AND (II) THE CLOSING DATE, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

2

THIS SERIES 2017-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

3

CAL FUNDING III LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2017-1, [CLASS A][CLASS B]

$[XX]	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding III Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2017-1 Supplement, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2017-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2017-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2017-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2017-1 Supplement.

Payment of the principal of and interest on this Series 2017-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2017-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2017-2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

This Series 2017-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2017-1 Supplement.

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2017-1 Supplement.

This Series 2017-1 Note is transferable as provided in the Indenture and the Series 2017-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2017-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

4

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2017-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2017-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2017-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2017-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2017-1 Note and on all future holders of this Series 2017-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2017-1 Note.  Supplements and amendments to the Indenture and the Series 2017-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2017-1 Supplement.

The Holder of this Series 2017-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2017-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2017-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2017-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2017-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2017-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2017-1 Supplement.

Each purchaser of a Series 2017-1 Note will be deemed to represent and warrant to each Initial Purchaser, the Issuer, the Indenture Trustee and the Manager that either (i) it is not acquiring the Series 2017-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the acquisition and holding of the Series 2017-1 Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Each Holder of a Series 2017-1 Note (i) agrees to treat this Series 2017-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2017-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2017-1 Related Documents.

5

This Series 2017-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2017-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2017-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2017-1 Supplement, the provisions of the Indenture or Series 2017-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2017-1 Supplement and the issuance of this Series 2017-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2017-1 Note shall not be entitled to any benefit under the Indenture and the Series 2017-1 Supplement, or be valid or obligatory for any purpose.

6

IN WITNESS WHEREOF, CAL FUNDING III LIMITED has caused this Series 2017-1 Note to be duly executed by its duly authorized representative, on this __th day of May 2017.

CAL FUNDING III LIMITED

By:
Name:
Title:

This Series 2017-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2017-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A-4

FORM OF SERIES 2017-1 NOTE ISSUED TO INSTITUTIONAL ACCREDITED INVESTORS

THIS SERIES 2017-1 NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SERIES 2017-1 NOTE, AGREES THAT SUCH SERIES 2017-1 NOTE MAY BE RESOLD, PLEDGED OR TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THAT TAKES DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OR ACCOUNTS OF A QUALIFIED INSTITUTIONAL BUYER) AND TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT WITH SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 OR (3) TO A PERSON (A) THAT IS AN INSTITUTIONAL “ACCREDITED INVESTOR,” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 AND DELIVERS TO THE INDENTURE TRUSTEE A LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT D TO THE INDENTURE OR (B) THAT IS TAKING DELIVERY OF SUCH SERIES 2017-1 NOTE IN AN AMOUNT OF AT LEAST $250,000 PURSUANT TO A TRANSACTION THAT IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND FROM ANY APPLICABLE STATE LAW SECURITIES REGISTRATION OR QUALIFICATION REQUIREMENTS, AS CONFIRMED IN AN OPINION OF COUNSEL ADDRESSED TO THE INDENTURE TRUSTEE AND THE ISSUER, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE ISSUER AND THE INDENTURE TRUSTEE.

EACH PURCHASER OF A SERIES 2017-1 NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT TO THE INITIAL PURCHASERS, THE ISSUER, THE INDENTURE TRUSTEE AND THE MANAGER THAT (I) EITHER (1) IT IS NOT ACQUIRING THE SERIES 2017-1 NOTE WITH THE ASSETS OF A PLAN; OR (2) (A) THE ACQUISITION AND HOLDING OF THE SERIES 2017-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE  AND (B) THE SERIES 2017-1 NOTE IS RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE SERIES 2017-1 NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DEPARTMENT OF LABOR REGULATIONS SECTION 2510.101, AND AGREES TO SO TREAT THE SERIES 2017-1 NOTE; AND (II) IT WILL NOT SELL OR OTHERWISE TRANSFER THE SERIES 2017-1 NOTES OR ANY INTEREST THEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT REPRESENTS AND AGREES WITH RESPECT TO ITS PURCHASE, HOLDING, AND DISPOSITION OF THE SERIES 2017-1 NOTES TO THE SAME EFFECT AS THE PURCHASER’S REPRESENTATION AND AGREEMENT SET FORTH IN CLAUSE (I) OF THIS PARAGRAPH.

1

THIS SERIES 2017-1 NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

OWING TO THE PROVISIONS FOR THE PAYMENT OF PRINCIPAL CONTAINED HEREIN, THE OUTSTANDING SERIES 2017-1 NOTE PRINCIPAL BALANCE OF THIS SERIES 2017-1 NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.  ANYONE PURCHASING THIS SERIES 2017-1 NOTE SHOULD CONFIRM THE OUTSTANDING SERIES 2017-1 NOTE PRINCIPAL BALANCE HEREOF BY INQUIRY TO THE INDENTURE TRUSTEE.

2

CAL FUNDING III LIMITED
FIXED RATE ASSET-BACKED NOTES, SERIES 2017-1, [CLASS A][CLASS B]

$XX	CUSIP No.: _____________
No. 1
_____________ ___, 20___

KNOW ALL PERSONS BY THESE PRESENTS that CAL Funding III Limited, a company incorporated under the laws of Bermuda (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal sum of up to XX Dollars ($XX.00), which sum shall be payable on the dates and in the amounts set forth in the Indenture, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and the Series 2017-1 Supplement, dated as of May [  ], 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Series 2017-1 Supplement”), each between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series 2017-1 Note on the dates and in the amounts set forth in the Indenture and the Series 2017-1 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series 2017-1 Supplement.

Payment of the principal of and interest on this Series 2017-1 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts.  The principal balance of, and interest on this Series 2017-1 Note is payable at the times and in the amounts set forth in the Indenture and the 2017-2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the immediately preceding Record Date.

All borrowings evidenced by this Series 2017-1 Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the Holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by that Holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Issuer to make payments of principal and interest in accordance with the terms of this Series 2017-1 Note and the Indenture and the Series 2017-1 Supplement.

The final payment on any Definitive Note shall be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee.

This Series 2017-1 Note is one of the authorized Notes identified in the title hereto and issued in the aggregate principal amount of up to [  ] Dollars ($[  ]) pursuant to the Indenture and the Series 2017-1 Supplement.

3

The Notes shall be an obligation of the Issuer and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture and the Series 2017-1 Supplement.

This Series 2017-1 Note is transferable as provided in the Indenture and the Series 2017-1 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series 2017-1 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Notes.

The Issuer, the Indenture Trustee and any other agent of the Issuer may treat the Person in whose name this Series 2017-1 Note is registered as the absolute owner hereof for all purposes, and neither the Issuer, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Notes are subject to Prepayment, at the times and subject to the conditions set forth in the Indenture and the Series 2017-1 Supplement.

If an Event of Default shall occur and be continuing, the principal of and accrued interest on this Series 2017-1 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series 2017-1 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Global Majority, in certain specifically described instances.  Any consent given by the Requisite Global Majority shall be conclusive and binding upon the Holder of this Series 2017-1 Note and on all future holders of this Series 2017-1 Note and of any Note issued in lieu hereof whether or not notation of such consent is made upon this Series 2017-1 Note.  Supplements and amendments to the Indenture and the Series 2017-1 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series 2017-1 Supplement.

The Holder of this Series 2017-1 Note shall have no right to enforce the provisions of the Indenture and the Series 2017-1 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series 2017-1 Supplement, or to institute, appear in or defend any suit or other Proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series 2017-1 Supplement; provided, however, that nothing contained in the Indenture and the Series 2017-1 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series 2017-1 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceedings, or other Proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by Section 1311 of the Indenture and the Series 2017-1 Supplement.

4

Each purchaser of a Series 2017-1 Note will be deemed to represent and warrant to each Initial Purchaser, the Issuer, the Indenture Trustee and the Manager that either (i) it is not acquiring the Series 2017-1 Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) the acquisition and holding of the Series 2017-1 Note will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Each Holder of a Series 2017-1 Note (i) agrees to treat this Series 2017-1 Note for United States federal, state and local income, single business and franchise tax purposes as indebtedness, (ii) agrees that the Series 2017-1 Note shall not have any interest in any Series Account of any other Series or Class and (iii) ratifies and confirms the terms of the Indenture and the other Series 2017-1 Related Documents.

This Series 2017-1 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

All terms and provisions of the Indenture and the Series 2017-1 Supplement are herein incorporated by reference as if set forth herein in their entirety.  To the extent any provision of this Series 2017-1 Note conflicts or is inconsistent with the provisions of the Indenture or the Series 2017-1 Supplement, the provisions of the Indenture or Series 2017-1 Supplement, as applicable, shall govern and be controlling.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series 2017-1 Supplement and the issuance of this Series 2017-1 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized officers, this Series 2017-1 Note shall not be entitled to any benefit under the Indenture and the Series 2017-1 Supplement, or be valid or obligatory for any purpose.

5

IN WITNESS WHEREOF, CAL FUNDING III LIMITED has caused this Series 2017-1 Note to be duly executed by its duly authorized representative, on this __th day of May 2017.

CAL FUNDING III LIMITED

By:
Name:
Title:

This Series 2017-1 Note is one of the Notes described in the within-mentioned Indenture and the Series 2017-1 Supplement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT B

FORM OF
CERTIFICATE TO BE GIVEN BY SERIES 2017-1 NOTEHOLDER

[Euroclear Bank S.A./N.V., as operator
of the Euroclear Clearance System
1 Boulevard du Roi Albert II
B‑1210 Brussels, Belgium]

[Clearstream Banking, société anonyme
67 Boulevard Grand‑Duchesse Charlotte
L‑1331 Luxembourg]

Re:
Fixed Rate Asset-Backed Notes, Series 2017-1, [Class A][Class B] (the “Series 2017-1 Notes”) issued pursuant to the Supplement, dated as of July 6, 2017, between CAL Funding III Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of July 6, 2017, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Series 2017-1 Notes held by you for our account is owned by Persons that are not U.S. Persons (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Series 2017-1 Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

[This certification excepts beneficial interests in and does not relate to U.S. $_________ principal amount of the Series 2017-1 Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such Proceedings.

Dated:*	By:
Account Holder

*Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

EXHIBIT C

FORM OF
CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

Wells Fargo Bank, National Association,
  as Indenture Trustee and Note Registrar
MAC N9300-061
600 S. 4th Street
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services/Asset-Backed Administrator

Re:
Fixed Rate Asset-Backed Notes, Series 2017-1, [Class A][Class B] (the “Series 2017-1 Notes”) issued pursuant to the Supplement, dated as of July 6, 2017, between CAL Funding III Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of July 6, 2017, between the Issuer and the Indenture Trustee.

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as Persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $__________ principal amount of the Series 2017-1 Notes is owned by Persons (a) that are not U.S. Persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”), and used in Regulation S) or (b) who purchased their Series 2017-1 Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such Proceedings.

Date:	Yours faithfully,

By:
[Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System] [Clearstream Banking, société anonyme]

EXHIBIT D

FORM OF
CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A
REGULATION S TEMPORARY BOOK-ENTRY NOTE

[Euroclear Bank S.A./N.V., as operator
of the Euroclear Clearance System
1 Boulevard du Roi Albert II
B‑1210 Brussels, Belgium]

[Clearstream Banking, société anonyme
67 Boulevard Grand‑Duchesse Charlotte
L‑1331 Luxembourg]

Re:
Fixed Rate Asset-Backed Notes, Series 2017-1, [Class A][Class B] (the “Series 2017-1 Notes”) issued pursuant to the Supplement, dated as of July 6, 2017, between CAL Funding III Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of July 6, 2017, between the Issuer and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Series 2017-1 Notes, the undersigned certifies that it is not a U.S. Person (as defined in Rule 902 under the Securities Act of 1933, as amended,  and used in Regulation S).

The undersigned undertakes to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Series 2017-1 Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal Proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such Proceedings.

Dated:	By:

EXHIBIT E

FORM OF
TRANSFER CERTIFICATE FOR EXCHANGE OR
TRANSFER FROM 144A BOOK-ENTRY NOTE
TO REGULATION S BOOK-ENTRY NOTE

Wells Fargo Bank, National Association,
  as Indenture Trustee and Note Registrar
MAC N9300-061
600 S. 4th Street
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services/Asset-Backed Administrator

Re:
Fixed Rate Asset-Backed Notes, Series 2017-1, [Class A][Class B] (the “Series 2017-1 Notes”) issued pursuant to the Supplement, dated as of July 6, 2017, between CAL Funding III Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of July 6, 2017, between the Issuer and the Indenture Trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $___________ principal amount of Series 2017-1 Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No. _____) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No. _____) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Series 2017-1 Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Series 2017-1 Notes and:

(a)  pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(i)    the offer of the Series 2017-1 Notes was not made to a Person in the United States of America,

(ii)   either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre‑arranged with a buyer in the United States of America,

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(iii)  no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

(iv)  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(b) with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Series 2017-1 Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certification and the statements contained herein are made for your benefit and the benefit of the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, BBVA Securities Inc. and MUFG Securities Americas Inc. as the Initial Purchasers.

[Insert name of Transferor]

Dated:	By:
Title:

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EXHIBIT F

FORM OF
INITIAL PURCHASER EXCHANGE INSTRUCTIONS

Depository Trust Company
55 Water Street
50th Floor
New York, New York 10041

Re:
$__________ of the Fixed Rate Asset-Backed Notes, Series 2017-1, [Class A][Class B] (the “Series 2017-1 Notes”) issued pursuant to the Supplement, dated as of July 6, 2017, between CAL Funding III Limited (the “Issuer”) and Wells Fargo Bank, National Association (the “Indenture Trustee”) to the Indenture, dated as of July 6, 2017, between the Issuer and the Indenture Trustee.

Pursuant to Section 207 of the Supplement, [Merrill Lynch, Pierce, Fenner & Smith Incorporated][Wells Fargo Securities LLC][BBVA Securities Inc.][MUFG Securities Americas Inc.] (the “Initial Purchaser”), hereby requests that $____________ aggregate principal amount of the Series 2017-1 Notes held by you for our account and represented by the Regulation S Temporary Book-Entry Note (CUSIP No. _____) (as defined in the Supplement) be exchanged for an equal principal amount represented by the 144A Book-Entry Note (CUSIP No. _____) to be held by you for our account.

Dated:	[Merrill Lynch, Pierce, Fenner & Smith Incorporated][ Wells Fargo Securities LLC][BBVA Securities Inc.][MUFG Securities Americas Inc.], as Initial Purchaser
By:
Title:

SCHEDULE 1
Minimum Targeted Principal Balances

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SCHEDULE II
Scheduled Targeted Principal Balances

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